UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Smartbird, Inc.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0- 11

Smartbird, Inc.

425 Page Mill Road

Suite 200

Palo Alto, CA 94306

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY ON SEPTEMBER 30, 2026

Dear Stockholder:

We cordially invite you to virtually attend the Annual Meeting of Stockholders of Smartbird, Inc., a Delaware corporation (the “Company”), formerly known as Allbirds, Inc. The meeting will be held on Wednesday, September 30, 2026 at 12:00 p.m. Pacific Time through a live audio-only webcast at www.virtualshareholdermeeting.com/BIRD2026.

We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying materials:

1.	To elect the Class II directors listed in the accompanying Proxy Statement to hold office until the 2029 Annual Meeting of Stockholders.

2.	To approve an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares authorized for issuance under the plan.

3.

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Class A common stock representing more than 19.99% upon the conversion of certain Convertible Notes.

4.	To ratify the selection by the Audit Committee of the Board of Directors of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

5.

To approve one or more adjournments of the Annual Meeting from time to time, if necessary, to solicit additional proxies in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the proposals presented at the meeting.

6.	To conduct any other business properly brought before the meeting or any adjournments, continuations, or postponements thereof.

We have elected to provide Internet access to our proxy materials, which include the proxy statement for our Annual Meeting (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies. Providing our Annual Meeting materials via the Internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials.

On or about August 20, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”). The Notice provides instructions on how to vote online and includes instructions on how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2025 Annual Report can be accessed directly at www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.

Our Board of Directors has fixed August 6, 2026 as the record date (the “Record Date”) for this year’s Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote during the Annual Meeting.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by promptly signing and returning a proxy card if you requested a printed set of proxy materials or by using our Internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other agent and you wish to vote at the Annual Meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank, or other agent for information about specific requirements if you would like to vote your shares at the meeting.

On behalf of the Board of Directors of Smartbird, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Nadia Carlsten
Nadia Carlsten
President, Chief Executive Officer and Secretary

Palo Alto, California

August 10, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Wednesday, September 30, 2026 at 12:00 p.m. Pacific Time.

The Proxy Statement and 2025 Annual Report

are available at www.proxyvote.com.

Smartbird, Inc.

425 Page Mill Road

Suite 200

Palo Alto, CA 94306

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 30, 2026

MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of the Class II Directors listed in the accompanying Proxy Statement	8	Plurality	For each director nominee

Approval of an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares authorized for issuance under the plan	22	Majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter	For

Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of our Class A common stock representing more than 19.99% upon the conversion of certain Convertible Notes	31	Majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter	For

Ratification of the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	39	Majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter	For

Approval of one or more adjournments of the Annual Meeting from time to time, if necessary, to solicit additional proxies in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the proposals presented at the meeting	41	Majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter	For

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL 1: ELECTION OF DIRECTORS	8

General	8

Vote Required	9

Information About Our Continuing Directors	9

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10

Independence of the Board of Directors	10

Board Leadership Structure	10

Role of the Board in Risk Oversight	11

Meetings of the Board of Directors	11

Information Regarding Committees of the Board of Directors	11

Audit Committee	13

Management Compensation and Leadership Committee	14

Nomination and Governance Committee	15

Stockholder Recommendations and Nominees	17

Stockholder Communications with the Board of Directors	17

Code of Ethics	18

Corporate Governance Guidelines	18

Anti-Hedging and Anti-Pledging Policies	19

Insider Trading Policy	19

Non-Employee Director Compensation	19

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN	22

Vote Required	30

PROPOSAL 3: APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF SHARES OF OUR CLASS A COMMON STOCK REPRESENTING MORE THAN 19.99% UPON THE CONVERSION OF CERTAIN CONVERTIBLE NOTES	31

Vote Required	38

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39

Vote Required	39

Independent Registered Public Accounting Firm Fees and Services	39

Pre-Approval Policies and Procedures	39

PROPOSAL 5: APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING FROM TIME TO TIME, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT SHARES PRESENT VIRTUALLY OR REPRESENTED BY PROXY VOTING IN FAVOR OF THE PROPOSALS PRESENTED AT THE MEETING	41

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Smartbird, Inc. (the “Board” or the “Board of Directors”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments, continuations, or postponements of the meeting.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, are being distributed and made available on or about August 10, 2026. As used in this Proxy Statement, references to “we,” “us,” “our,” “Smartbird,” and the “Company” refer to Smartbird, Inc. (formerly known as Allbirds, Inc.) and its subsidiaries.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Why are you holding a virtual Annual Meeting?

Our Annual Meeting will be held solely in a virtual format, which will be conducted via a live audio-only webcast and online stockholder tools. We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources, or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting and as time permits.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments, continuations, or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about August 20, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting only through a live audio-only webcast. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/BIRD2026 by logging on with your control number. The Annual Meeting will start at 12:00 p.m. Pacific Time, on Wednesday, September 30, 2026. Online

check-in will start approximately 15 minutes before the meeting. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting begins. To access the meeting, follow the instructions you will receive in subsequent emails you receive after registration. Information on how to vote online during the Annual Meeting is discussed below. You will not be able to attend the Annual Meeting physically in person.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/BIRD2026 and enter the 16-digit control number found next to the label “Control Number” on your Notice or proxy card if you requested a printed set of proxy materials. If you are a beneficial stockholder, you should contact the bank, broker, or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number or proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my control number?

Please note that if you do not have your control number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/BIRD2026 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker, or other holder of record), you will need to contact that bank, broker, or other holder of record to obtain your control number prior to the Annual Meeting.

Where can we get technical assistance?

If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

For the Annual Meeting, how do we ask questions of management and the board?

If you are a stockholder, you may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/BIRD2026. We do not intend to post questions received during the Annual Meeting on our website.

Will a list of registered stockholders as of the Record Date be available?

For the ten days ending the day prior to the Annual Meeting, a list of our registered stockholders as of close of business on the Record Date will be available for examination by any stockholder of record for a legally valid purpose related to the Annual Meeting at our corporate headquarters during regular business hours.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 9,315,794 shares of Class A common stock outstanding and 2,493,399 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to ten votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.

What am I voting on?

There are five matters scheduled for a vote:

•	Proposal 1: Election of the Class II directors to hold office until the 2029 Annual Meeting of Stockholders;

•	Proposal 2: Approval of an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares authorized for issuance under the plan;

•

Proposal 3: Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of our Class A common stock representing more than 19.99% upon the conversion of certain Convertible Notes;

•	Proposal 4: Ratification of the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•

Proposal 5: Approval of one or more adjournments of the Annual Meeting from time to time, if necessary, to solicit additional proxies in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the proposals presented at the meeting.

How does the Board of Directors recommend that I vote on these proposals?

Our Board recommends that you vote your shares:

•	“FOR” the election of Elizabeth Mora and Daniel Kasun as Class II directors;

•	“FOR” the approval of an amendment to the Company’s 2021 Plan to increase the number of shares authorized for issuance under the plan;

•

“FOR” the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of our Class A common stock representing more than 19.99% upon the conversion of certain Convertible Notes;

•	“FOR” the ratification of the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•

“FOR” the approval of one or more adjournments of the Annual Meeting from time to time, if necessary, to solicit additional proxies in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the proposals presented at the meeting.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposals 2, 3, 4 and 5, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker, or nominee:

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a stockholder of record. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy. If you are a stockholder of record, you may vote by following the procedures below:

•

To vote during the Annual Meeting, if you are a stockholder of record as of the Record Date, follow the instructions at www.virtualshareholdermeeting.com/BIRD2026. You will need to enter the 16-digit control number found on your Notice, or proxy card if you requested a printed set of proxy materials.

•

To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on September 29, 2026), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning the proxy card if you requested a printed set of proxy materials, as described below.

•

To vote using the proxy card, simply complete, sign, and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide your control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on September 29, 2026 to be counted.

•

To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide your control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on September 29, 2026 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on the Record Date, your shares were held not in your name but rather in an account at a brokerage firm, bank, or other similar organization, then you are the beneficial owner of shares held in “street name” and you should have received a Notice containing voting instructions from that organization rather than from the Company. Follow the instructions from your broker, bank, or other agent included with the Notice or contact your broker, bank, or other agent regarding how to vote the shares in your account.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of the Record Date, and each holder of shares of our Class B common stock will have ten votes per share of Class B common stock held as of the Record Date. The holders of the shares of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote via the internet at www.proxyvote.com, by telephone, by completing your proxy card if you requested a printed set of materials, or virtually during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director, and “For” Proposals 2, 3, 4 and 5. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker, bank, or other agent with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks, and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposals 1, 2, 3 and 5 are considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 4 is considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 4.

If you are a beneficial owner of shares held in street name and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank, or other agent.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes.” Proposals 1, 2, 3 and 5 are considered to be “non-routine” under stock exchange rules and we therefore expect broker non-votes on this proposal. However, because Proposal 4 is considered “routine” under such rules, we do not expect broker non-votes on this proposal since if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 4.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold,” and broker non-votes; with respect to Proposals 2, 3 and 5, votes “For” and “Against,” broker non-votes and abstentions; and, with respect to Proposal 4, votes “For” and “Against” and abstentions. Broker non-votes on Proposals 1, 2, 3 and 5 will have no effect and will not be counted towards the vote total for the proposals. Withhold votes will not affect the vote for Proposal 1. Abstentions are not applicable with respect to Proposal 1 and will not affect the vote for Proposals 2, 3, 4 and 5.

How many votes are needed to approve each proposal?

Proposal 1: For election of directors, the nominee receiving the most “For” votes from the holders of the shares present in person, by remote communication, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors will be elected. Only votes “For” will affect the outcome.

Proposals 2, 3, 4 and 5: To be approved, the proposal must receive “For” votes from the holders of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter. If you “Abstain” from voting, it will have no effect on the vote for Proposals 2, 3, 4 and 5.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 425 Page Mill Road, Suite 200, Palo Alto, CA 94306.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by your broker, bank, or other agent.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders of one-third of the voting power of the outstanding shares of stock entitled to vote at the meeting are present at the meeting or represented by proxy.

Abstentions, withhold votes, and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of the shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 22, 2027 to the Company’s Secretary at 425 Page Mill Road, Suite 200, Palo Alto, CA 94306.

With respect to proposals (including director nominations) to be presented by a stockholder present at the meeting, but not included in the Company’s proxy materials, our Amended and Restated Bylaws (the “Bylaws”) provide that to be timely you must deliver your notice to our Secretary at the address above between June 2, 2027 and July 2, 2027. Your notice to the Secretary must set forth all of the information specified in our Bylaws, including, without limitation, your name and address and the class and number of shares of our stock that you beneficially own. In the event that we hold the 2027 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2027 annual meeting of stockholders and no later than the close of business of the later of the following two dates:

•	the 90th day prior to the 2027 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of our 2027 annual meeting of stockholders is first made.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide in their notice the additional information required by Rule 14a-19 under the Exchange Act and comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

PROPOSAL 1:

ELECTION OF DIRECTORS

GENERAL

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.

The Board presently has five members: Nadia Carlsten, Lily Yan Hughes, Timothy Brown, Dan Levitan, and Dick Boyce. There is one director, Dan Levitan, currently in the class whose term of office expires at the Annual Meeting. Dick Boyce has notified the Board of his intention to resign from the Board, effective as of date of the Annual Meeting.

Upon the recommendation of the Nomination and Governance Committee (the “NG Committee”), our Board has nominated the individuals listed in the table below for election as directors at the Annual Meeting. Each nominee is not currently a director of the Company. If elected at the Annual Meeting, each nominee would serve until the 2029 annual meeting and until each such person’s successor has been duly elected and qualified, or, if sooner, until each such director’s death, resignation, or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend the Annual Meeting.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes, or skills of the nominee that led the NG Committee to believe that each such nominee should serve on our Board.

Name	Class	Age(1)	Term Expires	Position(s) Held	Director Since
Daniel Kasun	II	57	2029	Director Nominee	—
Elizabeth Mora	II	65	2029	Director Nominee	—

(1)	As of the Record Date.

Daniel Kasun. Mr. Kasun is a seasoned technology sales executive and channel leader with more than 25 years of experience building and leading global sales, channel, and partner organizations. Since 2025, Mr. Kasun has served as Senior Vice President and Global Head of Partner Ecosystem at Pegasystems Inc. (NASDAQ: PEGA), an enterprise AI solution development and workflow automation software company, where he is responsible for partner strategy, recruitment, development, pipeline generation, and annual contract revenue across all global regions. From 2014 to 2025, Mr. Kasun served in sales and channel leadership roles at Amazon Web Services where he built AWS go-to-market organizations, including ISV Partner Sales Leader for Global Financial Services and Public Sector ISV Sales and Channel Leader for Worldwide Public Sector. From 1996 to 2014, Mr. Kasun held technology and sales leadership positions at Microsoft Corporation over an 18-year tenure, most recently as Senior Director, U.S. Public Sector Developer Tools Sales, with prior leadership of Financial Services and Healthcare platform technology sales. Mr. Kasun holds a B.S. in Computer Engineering from Lehigh University. Mr. Kasun was selected to serve on our Board of Directors because of his experience building and scaling global sales and partner organizations, his expertise in go-to-market strategies for AI, cloud, and developer platform technologies, and his experience in regulated industries.

Elizabeth Mora. Ms. Mora has served as Chair of the Board of Inogen, Inc. (NASDAQ: INGN), a medical technology company focused on portable oxygen concentrators, since 2021. She has also served as a director of MKS Instruments, Inc. (NASDAQ: MKSI), a global semiconductor equipment and laser company with over $4.0 billion in annual revenue, since 2012, where she chairs the Audit Committee and serves on the Compensation Committee. She has also served as a director of Limoneira Company (NASDAQ: LMNR), a premier integrated agribusiness, since 2021, where she chairs the Compensation Committee and the Nomination and Governance Committee. From 2016 to 2020, Ms. Mora served as Board Chair of GCP Applied Technologies, Inc., a publicly traded construction materials and chemicals company spun off from W.R. Grace & Co. From 2008 to 2020, Ms. Mora served as Chief Financial Officer and Chief Administrative Officer of Draper Laboratory, an $800 million government contractor serving NASA, the Department of Defense, DARPA, and classified communities. From 1997 to 2008, she held various financial positions at Harvard University, serving as Chief Financial Officer from 2005 to 2008. Earlier in her career, Ms. Mora spent eight years at PricewaterhouseCoopers, LLC. Ms. Mora holds an M.B.A. from Simmons College and a B.A. from the University of California, Berkeley. She is an active Certified Public Accountant and holds a TS/SCI security clearance. Ms. Mora was selected to serve on our Board of Directors because her extensive public company board leadership experience, together with her financial expertise, provide the Board with critical financial, governance, and operational oversight capabilities.

VOTE REQUIRED

Directors are elected by a plurality of the votes of the shares present in person, by remote communication, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Smartbird. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES.

INFORMATION ABOUT OUR CONTINUING DIRECTORS

Set forth below are the names, ages, and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Class	Age(1)	Term Expires	Position(s) Held	Director Since
Nadia Carlsten	I	43	2028	Director	2026
Lily Yan Hughes	I	62	2028	Director	2025
Timothy Brown	III	45	2027	Director	2015

(1)	As of the Record Date.

The principal occupation, business experience, and education of each continuing director are set forth below.

Nadia Carlsten. Dr. Carlsten has served as President, Chief Executive Officer, and Secretary of the Company and as a member of our Board of Directors since June 2026. She brings significant experience in AI and advanced computing platforms, making her a valuable addition as the Company pursues opportunities in the AI infrastructure market. Most recently, Dr. Carlsten served as the Chief Executive Officer of DCAI, an AI infrastructure and services company, from August 2024 to January 2026. While there, Dr. Carlsten built and scaled AI infrastructure platforms from concept to commercial deployment, including Denmark’s sovereign AI supercomputer. From May 2022 to August 2024, Dr. Carlsten served as the Vice President of Product at SandboxAQ, a Google spin-off developing AI models and platforms. Prior to that, from 2019 until 2022, Dr. Carlsten held leadership positions at Amazon Web Services, including as Head of Product for the AWS Center for Quantum Computing. From 2016 to 2019, Dr. Carlsten held various roles with the U.S. Department of Homeland Security, most recently serving as Director of Commercialization. Earlier in her career, Dr. Carlsten held positions supporting the commercialization and deployment of advanced technologies across both public- and private-sector organizations. Dr. Carlsten is a member of the World Economic Forum’s Global Future Council—Next Generation Computing and serves as Senior Investment Advisor to Ground State Ventures. Dr. Carlsten holds a B.S. in Chemistry and a B.A. in Physics from the University of Virginia and a Ph.D. in Engineering from the University of California, Berkeley.

Lily Yan Hughes. Ms. Hughes has served as a member of our Board of Directors since October 2025. Most recently, Ms. Hughes served as Assistant Dean at Syracuse University College of Law from July 2021 to July 2026. She previously held positions as Senior Vice President, Chief Legal Officer and Corporate Secretary at Arrow Electronics, Inc. and Public Storage. Prior to that, Ms. Hughes was Vice President, Associate General Counsel-Corporate M&A and Finance for Ingram Micro, Inc. Earlier in her career, she was a Corporate and Securities Partner with the national law firm of Manatt, Phelps & Phillips. Ms. Hughes has served on the Board of DirectWomen since 2021, where she is currently Chair. She previously held Board positions with the Association of Corporate Counsel and NUBURU, Inc., where she chaired the Nominating and Governance Committee and served on the Audit and Compensation Committees. She holds a B.A. from the University of California, Berkeley and a J.D. from the University of California, Berkeley School of Law. Ms. Hughes was selected to serve on our Board of Directors because of her broad range of expertise, spanning technology, distribution, real estate, capital markets and governance, and her proven leadership and board experience.

Timothy Brown. Mr. Brown has served as a member of our Board of Directors since he co-founded our predecessor company, Allbirds, Inc., in May 2015. From January 2025 to May 2026, Mr. Brown served as Allbirds’ Co-Founder and Brand Ambassador. From May 2023 through January 2025, Mr. Brown served as Allbirds’ Chief Innovation Officer, from October 2015 through May 2023, he served as Allbirds’ Co-Chief Executive Officer, and from May 2015 to October 2015, Mr. Brown served as Allbirds’ Chief Executive Officer. Prior to co-founding Allbirds, Mr. Brown served as Manager in the Innovation Strategy and Business Development Department at Redscout, a brand consulting firm, from March 2015 to August 2015. In 2010, Mr. Brown was Vice Captain of the New Zealand World Cup football team. Mr. Brown holds a B.S. in Design from the College of Design, Architecture, Art, and Planning at the University of Cincinnati and an M.Sc. in International Management from the London School of Economics and Political Science. Mr. Brown was selected to serve on our Board of Directors because of the perspective and experience he brings as Allbirds’ co-founder, former Chief Innovation Officer and former Co-Chief Executive Officer, as well as his management experience.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Consistent with these considerations, based on all the relevant facts and circumstances, the Board has affirmatively determined that the following directors and director nominees are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Boyce, Ms. Hughes, Mr. Levitan, Mr. Kasun, and Ms. Mora. Ms. Freeman, Mr. Blumenthal, and Mr. Thanawala were previously determined to be independent during their respective times on the Board in 2025. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing standards.

BOARD LEADERSHIP STRUCTURE

Ms. Hughes currently serves as the chairperson of our Board of Directors. Her responsibilities include: (i) presiding at all meetings of the Board including executive sessions of the independent directors; (ii) acting as liaison between the independent directors and the Chief Executive Officer; (iii) presiding over meetings of the independent directors; (iv) consulting with the Chief Executive Officer in planning and setting schedules and agendas for Board meetings; and (v) performing such other functions as the Board may delegate. Since Ms. Hughes, an independent director, is the chairperson of our Board, our Board no longer has a separate role of lead independent director. We believe that our current leadership structure of having an independent director serve as chairperson creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our Board of Directors oversees our risk management processes. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board has overall responsibility for evaluating key business risks faced by the Company, including but not limited to privacy, technology, information security (including cyber security and back-up of information systems), competition, and regulation. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Audit Committee reviews and discusses with the Board, management, and the auditors the Company’s processes and policies on risk identification, management, and assessment in all areas of the Company’s business. The Audit Committee has the responsibility to consider and discuss our policies and other matters relating to the Company’s investments, cash management and foreign exchange management, major financial risk exposures, the adequacy and effectiveness of the Company’s privacy and information security policies and practices, including cybersecurity matters, and the internal controls regarding privacy and information security, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks. The Audit Committee reviews and discusses with the Board and management the adequacy of the Company’s insurance programs, including director and officer insurance, product liability insurance, and general liability insurance. The Audit Committee also helps the Board oversee the Company’s privacy and information security policies and legal and regulatory compliance, including risk assessment, in addition to oversight of the performance of our internal audit function.

Our NG Committee reviews and assesses the adequacy of our corporate governance guidelines and, as appropriate, will recommend any proposed changes to the Board for its consideration and approval, and also plans for leadership succession. Our Management Compensation and Leadership Committee reviews the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In addition, the entire Board receives reports from time to time regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committees’ respective areas of risk oversight.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met nine times during the last fiscal year. All incumbent Board members attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage directors to attend. Six of the then-serving directors attended our 2025 annual meeting of stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Management Compensation and Leadership Committee, and a Nomination and Governance Committee.

The following table provides the membership and meeting information for fiscal 2025 for each of the Board committees:

Name	Audit		Management Compensation and Leadership		Nomination and Governance
Joseph Zwillinger(1)
Timothy Brown
Joe Vernachio(2)
Neil Blumenthal(3)			X
Ann Freeman(4)			X		X
Dick Boyce(5)	X				X	*
Dan Levitan(6)	X		X	*
Ravi Thanawala(7)	X	*
Lily Yan Hughes(8)			X		X	*

Total meetings in fiscal 2025	5		4		4

*	Committee Chairperson
(1)	Mr. Zwillinger resigned from the Board of Directors in May 2026.
(2)	Mr. Vernachio resigned from the Board of Directors in June 2026.
(3)	Mr. Blumenthal did not stand for re-election at the 2025 Annual Meeting.
(4)	Ms. Freeman resigned from the Board of Directors in September 2025.
(5)

Mr. Boyce has notified the Board of Directors of his intention to resign from the Board of Directors effective as of the date of the Annual Meeting. Mr. Boyce served as the Chair of the Nomination and Governance Committee until October 2025.

(6)	Mr. Levitan’s term of office expires at the Annual Meeting.
(7)	Mr. Thanawala resigned from the Board of Directors in July 2026.
(8)	Ms. Hughes joined the Board of Directors in October 2025. Ms. Hughes served as the Chair of the Nomination and Governance Committee beginning in October 2025.

The following table provides the current membership information for each of the Board committees:

Name	Audit	Management Compensation and Leadership		Nomination and Governance
Lily Yan Hughes(8)	X	X		X	*
Timothy Brown
Nadia Carlsten
Dick Boyce	X			X
Dan Levitan	X	X	*

*	Committee Chairperson

Below is a description of each committee of the Board of Directors.

The Board and each committee have the power to engage, at the expense of the Company, legal, accounting, or other outside advisors that it may deem necessary. The Board has determined each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. Specific responsibilities of our Audit Committee include:

•	overseeing the Company’s accounting and financial reporting processes, systems of internal control, financial statement audits, and the integrity of the Company’s financial statements;

•

managing the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firm engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;

•	maintaining and fostering an open avenue of communication with the Company’s management, internal audit group, and the independent outside auditors;

•	reviewing any reports or disclosures required by applicable law and listing requirements of any stock exchange on which the Company’s securities are listed;

•	overseeing the design, implementation, organization, and performance of the Company’s internal audit function;

•	helping the Board oversee the Company’s privacy and information security policies and legal and regulatory compliance, including risk assessment;

•	providing regular reports and information to the Board;

•

reviewing the results of the audit with management and the independent outside auditors, and reviewing, with management and the independent outside auditors, our annual and quarterly financial statements;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing and approving any related party transactions;

•

obtaining and reviewing a report by the independent outside auditors at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent outside auditors.

The Audit Committee is currently composed of three directors: Mr. Boyce, Mr. Levitan, and Ms. Hughes. In 2025, the Audit Committee was composed of three directors: Mr. Boyce, Mr. Levitan, and Mr. Thanawala (chair). The Audit Committee met five times during 2025. The Board has adopted a written Audit Committee charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on the Company’s website at ir.smartbird.ai.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards, including pursuant to Rule 10A-3(b)(1) of the Exchange Act).

The Board has also determined that Mr. Boyce qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Mr. Thanawala was previously determined to qualify as an “audit committee financial expert,” during his time on the Board in 2025.

Management Compensation and Leadership Committee

The Management Compensation and Leadership Committee (the “Compensation Committee”) is currently composed of two directors: Ms. Hughes and Mr. Levitan. The chair of the Compensation Committee is Mr. Levitan. In 2025, the Compensation Committee was composed of: Mr. Blumenthal, Ms. Freeman, Mr. Levitan (chair), and Ms. Hughes. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during 2025. The Board has adopted a written Compensation Committee charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on the Company’s website at ir.smartbird.ai.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and determining the compensation to be paid or awarded to the Company’s executive officers and non-employee directors;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, evaluating, and approving employment agreements, severance agreements, change-of-control protections, corporate performance goals and objectives relating to compensation, and other compensatory arrangements of the Company’s executive officers and other senior management and adjusting compensation, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation strategy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and our compensation consulting firm. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding such person’s compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, legal, accounting, or other outside advisors (including compensation consultants) it deems necessary. The Compensation Committee has sole authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

During 2025, the Compensation Committee had an engagement with Farient Advisors as our independent compensation consultant to:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Farient developed a comparative group of companies and performed analyses of competitive performance and compensation levels for that group. Farient developed recommendations that were presented to the Compensation Committee and Board for consideration, which were subsequently approved.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards, and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer and the Chief Financial Officer. In the case of the Chief Executive Officer, the evaluation of such person’s performance is conducted by the Compensation Committee, which determines any adjustments to such person’s compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels, and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

None of our directors who serve as a member of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Nomination and Governance Committee

The responsibilities of the NG Committee include:

•

identifying, reviewing, evaluating, and communicating with candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;

•	monitoring and evaluating the composition, organization, and size of the Board;

•	reviewing and assessing the adequacy of the Company’s corporate governance guidelines and, as appropriate, recommending any proposed changes to the Board for its consideration and approval;

•	overseeing periodic evaluations of our Board of Directors’ performance, including committees of our Board; and

•	reviewing and evaluating with the Board of Directors and the Chief Executive Officer, the succession plans for the Company’s executive officers.

The NG Committee is composed of two directors: Mr. Boyce and Ms. Hughes. The chair of the NG Committee is Ms. Hughes. In 2025, the NG Committee was composed of: Ms. Freeman, Mr. Boyce (who served as chair of the NG Committee until October 2025), and Ms. Hughes (who has served as chair of the NG Committee since October 2025). All members of the NG Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The NG Committee met four times during 2025. The Board has adopted a written NG Committee charter that satisfies the applicable listing standards of Nasdaq and is available to stockholders on the Company’s website at ir.smartbird.ai.

Director Nomination Process

The NG Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct the Company’s business. To that end, the NG Committee uses a variety of methods to identify and evaluate director nominees that will complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the NG Committee views as critical to the effective functioning of the Board. In its evaluation of director candidates, the NG Committee considers the current composition, organization, and size of the Board. The NG Committee will use criteria approved by the Board, including consideration of potential conflicts of interest and director independence. The Board determines the appropriate characteristics, skills, and experience for the Board as a whole and for its individual members. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and the ability to understand the industry of the Company. In considering candidates recommended by the NG Committee, the Board intends to consider such factors as (i) relevant expertise upon which to be able to offer advice and guidance to management; (ii) sufficient time to devote to the affairs of the Company; (iii) demonstrated excellence in his or her field; (iv) the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) personal background, perspective, and experience; and (vii) a commitment to rigorously represent the long-term interests of the Company and its stakeholders.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of stockholders. In conducting this assessment, the Board considers diversity (including diversity of gender, ethnic background, and country of origin), age, skills, and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board. From time to time, the Board in its discretion may change the criteria for Board membership.

Board and Committee Self-Evaluations

The NG Committee annually oversees a self-evaluation of the Board to determine whether the Board and its committees are functioning effectively. As appropriate, the NG Committee will make recommendations to the Board for areas of improvement. The self-evaluation includes evaluation of (a) the Board’s and each committee’s contribution as a whole and effectiveness in serving the best interests of the Company and its stockholders, (b) specific areas in which the Board and management believe that the performance of the Board and its committees could be improved, and (c) overall Board composition and makeup. The factors to be considered shall include whether the directors can and do provide the integrity, experience, judgment, commitment, skills, diversity, and expertise appropriate for the Company. In assessing the directors, both individually and collectively, the NG Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience, diversity, and capability in various areas. The NG Committee will also consider the independence of directors and the requirements imposed by applicable law and Nasdaq listing requirements.

STOCKHOLDER RECOMMENDATIONS AND NOMINEES

The NG Committee will consider director candidates recommended by stockholders. The NG Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the NG Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation to the NG Committee c/o Smartbird, Inc., 425 Page Mill Road, Suite 200, Palo Alto, CA 94306, Attn: Secretary. Each submission must set forth:

•	the name and address of the stockholder on whose behalf the submission is made;

•	the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the submission;

•	the full name of the proposed candidate;

•	a description of the proposed candidate’s business experience for at least the previous five years;

•	complete biographical information for the proposed candidate; and

•	a description of the proposed candidate’s qualifications as a director.

Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected and include any other information as required by our Bylaws.

All written submissions received from stockholders that include the information described above will be reviewed by the NG Committee at its next appropriate meeting. If a stockholder wishes the NG Committee to consider a director candidate for nomination at an annual meeting of the Company’s stockholders, then the recommendation must be provided in accordance with the timelines and procedures set forth in the section titled “When are stockholder proposals and director nominations due for next year’s annual meeting?”

The NG Committee will consider for nomination only those individuals who possess, among other characteristics, personal and professional ethics and integrity, a background and expertise that is useful to the Company and complementary to the background of other directors, and a willingness to devote the required time to the duties and responsibilities of the Board and any committees to which he or she may be appointed, in accordance with the criteria stated in the Company’s Corporate Governance Guidelines.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may do so by sending written communications addressed to the Secretary of the Company at 425 Page Mill Road, Suite 200, Palo Alto, CA 94306. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening, or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate. All communications directed to the Compliance Officer in accordance with our Whistleblower Policy for Accounting and Auditing Matters regarding accounting, auditing, internal accounting controls, fraud, or violations of law, regulation, or policy that could impact the Company’s financial statements will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

The Company has adopted the Code of Business Conduct and Ethics that applies to all officers, directors, and employees. The Code of Business Conduct and Ethics is available on the Company’s website at ir.smartbird.ai. If the Company ever were to amend or waive any provision of its Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K.

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings, and involvement of senior management, performance evaluation of the Chief Executive Officer and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on the Company’s website at
ir.smartbird.ai
.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
Our insider trading policy and pledging policy limit the timing and types of transactions in the Company’s securities by executive officers, including our named executive officers, employees, and members of our Board of Directors. Specifically, (1) purchasing the Company’s common stock on margin or holding it in a margin account at any time; (2) hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds; (3) trading in derivative securities related to Company common stock, including publicly traded call and put options; and (4) short sales, are prohibited. Employees and members of our Board may not pledge the Company’s securities as collateral for a loan, subject to limited exceptions as described below. Executive officers may not, directly or indirectly, hold the Company’s securities in a margin account or otherwise pledge the Company’s securities as collateral for a loan without prior approval by the Compliance Officer. An executive officer wishing to pledge the Company’s securities as collateral for a loan or series of loans and clearly demonstrating the financial capacity to repay the loan(s) without resort to the pledged securities, and where the pledge represents no greater than 33% of all securities then held by the executive officer, may submit a request for pre-approval
to the Compliance Officer, who will review the request and grant the exception if the Compliance Officer deems it to be in the best interest of the Company.
INSIDER TRADING POLICY
The Company adopted an Insider Trading Policy in September 2021. The Insider Trading policy governs the purchase, sale, and other disposition of securities by directors, officers, employees and the Company itself.
NON-EMPLOYEE
DIRECTOR COMPENSATION
Our Board of Directors adopted a
Non-Employee
Director Compensation Policy effective November 2, 2021 (the “Effective Date”), which provides for the following compensation to directors who are not also serving as an employee or consultant to us (each such member, a
“Non-Employee
Director”):
Annual Cash Compensation

1.	Annual Board Service Retainer:

a.	All Non-Employee Directors: $50,000

b.	Chairperson Retainer (in addition to Non-Employee Director Service Retainer): $50,000

2.	Annual Committee Chair Service Retainer:

a.	Chair of the Audit Committee: $20,000

b.	Chair of the Management Compensation and Leadership Committee: $15,000

c.	Chair of the Nomination and Governance Committee: $10,000

3.	Annual Committee Member Service Retainer (not applicable to Committee Chairs):

a.	Member of the Audit Committee: $10,000

b.	Member of the Management Compensation and Leadership Committee: $7,500

c.	Member of the Nomination and Governance Committee: $5,000
Equity Compensation
In addition to cash compensation, each
Non-Employee
Director is eligible to receive restricted stock unit awards granted under the 2021 Plan, which provides, among other things, that the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a
Non-Employee
Director with respect to any calendar year,

including awards granted and cash fees paid by us to such Non-Employee Director, will not exceed (1) $750,000 in total value or (2) in the event such Non-Employee Director is first appointed or elected to our Board of Directors during such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Initial Grant. Each new Non-Employee Director elected or appointed to our Board of Directors after the Effective Date will be granted an initial, one-time restricted stock unit award with a grant date fair value of $200,000, which will vest in three equal annual installments such that the initial award will be fully vested on the third anniversary of the grant date, subject to the Non-Employee Director’s continuous service through each vesting date.

Annual Awards. On the date of each annual stockholder meeting of the Company held after the Effective Date, each Non-Employee Director who continues to serve as a non-employee member of the Board of Directors following such stockholder meeting (excluding any Non-Employee Director who is first appointed to or elected by the Board of Directors at such meeting) will be granted a restricted stock unit award with a grant date fair value of $150,000, which will vest on the earlier to occur of the first anniversary of the grant date and the date of the Company’s next annual stockholder meeting, subject to the Non-Employee Director’s continuous service through each vesting date. With respect to a Non-Employee Director who, following the Effective Date, is first elected or appointed to the Board on a date other than the date of the Company’s annual stockholder meeting and who has served for fewer than six months prior to the date of the next occurring annual stockholder meeting, such Non-Employee Director’s first annual grant will be pro-rated to reflect the time between such Non-Employee Director’s election or appointment date and the date of such first annual stockholder meeting.

In May 2024, the Compensation Committee approved a reduction in the 2024 annual restricted stock unit award from a grant date fair value of $150,000 to 3,000 restricted stock units, which was equivalent to a grant date fair value of $32,202. In May 2025, the Compensation Committee approved an annual restricted stock unit award of 6,200 restricted stock units, which was equivalent to a grant date fair value of $55,800.

Change in Control. Annual awards granted under the policy vest in full upon a Change in Control (as defined in the 2021 Plan), subject to the Non-Employee Director’s continuous service through such date.

A Non-Employee Director may decline all or any portion of such Non-Employee Director’s compensation by giving notice to us prior to the date cash may be paid or equity awards are to be granted, as the case may be.

Reimbursement of Expenses

In addition to the compensation outlined above, we will reimburse each Non-Employee Director for expenses incurred, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board, as well as for other reasonable expenses incurred with respect to duties as a member of the Board or any committee thereof.

Director Compensation for Fiscal Year 2025

The following table sets forth information regarding the compensation earned or paid to our directors during the fiscal year ended December 31, 2025, other than for Joe Vernachio, our former President and Chief Executive Officer, who was also a member of our Board of Directors but did not receive any additional compensation for service as a director. The compensation of Mr. Vernachio as a named executive officer is set forth below under “Executive Compensation-Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Other	Total ($)
Lily Yan Hughes(2)	11,250	200,000	—	211,250
Dan Levitan	75,000	55,800	—	130,800
Joseph Zwillinger	50,000	55,800	—	105,800
Dick Boyce	80,000	55,800	—	135,800
Timothy Brown(3)	—	—	100,000	100,000
Ravi Thanawala(4)	90,000	55,800	—	125,800

(1)

The amounts reported in this column do not reflect dollar amounts actually received by the director. Instead, the amounts represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), the basis for computing stock-based compensation in our financial statements. This calculation assumes that the Non-Employee Director will perform the requisite service for the award to vest in full as required by SEC rules. These amounts do not reflect the actual economic value that will be realized by the Non-Employee Director upon the settlement of such stock awards or the sale of the Class A common stock issuable upon the settlement of such stock awards. The assumptions we used in valuing stock awards are described in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 31, 2026.

(2)	Ms. Hughes joined the Board in October 2025 and the fees earned or paid in cash reflects the pro rata amount earned in 2025.
(3)	During the fiscal year ended December 31, 2025, Mr. Brown was employed by the Company as Co-Founder & Brand Ambassador, a non-executive role.
(4)

The amount reported includes a $20,000 one-time cash stipend approved by the Management Leadership and Compensation Committee on May 20, 2025 related to additional responsibilities assumed throughout the year.

The following table sets forth Class A and Class B common stock underlying outstanding stock options held by our directors and unvested restricted stock unit awards held as of December 31, 2025 by each director who was serving as of December 31, 2025, except for Joe Vernachio, our former President and Chief Executive Officer, whose outstanding equity is disclosed under the “Executive Compensation-Outstanding Equity Awards at Fiscal Year-End.”

Name	Option Awards Outstanding at Fiscal Year End (#)		Outstanding Restricted Stock Units at Fiscal Year End (#)
Lily Yan Hughes	—		22,222
Dan Levitan	—		6,200
Joseph Zwillinger	—		6,200
Dick Boyce	—		6,200
Timothy Brown	76,810	(1)	—
Ravi Thanawala	—		11,757

(1)	Mr. Brown’s option awards outstanding at fiscal year end are comprised of (1) 45,559 options exercisable for our Class A common stock and (2) 31,251 options exercisable for our Class B common stock.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

Our 2021 Plan was originally adopted by our Board of Directors on September 13, 2021, and was approved by our stockholders on September 16, 2021. The 2021 Plan became effective on November 2, 2021, the date of the underwriting agreement between the Company and the underwriters party thereto relating to our initial public offering.

Stockholders are being asked to approve Amendment No. 1 to the 2021 Plan (“Amendment No. 1”) to increase the number of shares of Class A common stock authorized for issuance under the 2021 Plan by 3,500,000 shares. We are recommending that stockholders approve Amendment No. 1 because we believe that the 2021 Plan is essential to our success, by allowing us to provide incentives to attract and retain key employees, non-employee directors, and consultants and align their interests with those of our stockholders. The Board believes that the availability of additional shares of Class A common stock for awards granted under the 2021 Plan is needed to enable us to meet our anticipated equity compensation objectives to attract, motivate, and retain qualified employees, officers and directors.

In determining the number of shares to be added to the shares authorized for issuance under the 2021 Plan, the Board of Directors considered our burn rate and overhang, as explained below.

Burn Rate

Our burn rate over the last three years has averaged 5.3%. “Burn rate” is calculated by dividing the total number of shares subject to equity awards granted in a given year by the total weighted average number of shares of common stock outstanding during the period and does not reflect any forfeitures or cancellations. Following stockholder approval on August 13, 2024, we effected a reverse stock split of our common stock at a ratio of 1-for-20 (the “Reverse Stock Split”), which occurred on September 4, 2024. The amounts below have been adjusted to reflect the Reverse Stock Split.

	2025	2024	2023
Stock Options Granted	—	—	131,949
Full-Value Awards (RSUs and PSUs) Granted	431,370	266,008	603,429
Weighted-Average Fully Diluted Shares of Common Stock Outstanding	9,210,211	8,932,615	8,785,581
Burn Rate	4.7%	3.0%	8.4%
3-Year Average Burn Rate			5.3%

Overhang Calculation

Our existing overhang as of the Record Date is 26%. “Overhang” is a measure of potential dilution from equity compensation plans and is calculated by dividing the number of shares of common stock subject to equity awards outstanding plus the number of shares available for future grants under our equity plans by the total number of shares of common stock outstanding. Following the approval of Amendment No. 1 to the 2021 Plan, total potential overhang is expected to increase by 29.6% to 55.3%.

	As of the Record Date	Overhang
Total Shares of Common Stock Outstanding	11,809,193
Total Number of Shares of Common Stock Subject to Outstanding Awards	2,593,621	22.0%
Existing Overhang	3,024,637	25.6%
Incremental Overhang from Proposed Share Authorization under Amendment No. 1 to the 2021 Plan	3,500,000	29.6%
Total Potential Overhang	6,524,637	55.3%

Reasons for Approving Amendment No. 1 to the 2021 Plan

As of the Record Date, approximately 71,376 shares remained available for issuance under the 2021 Plan. Our Board of Directors has determined that this amount is insufficient to meet our needs for current and future equity incentive awards. In its determination to seek stockholder approval to increase the number of shares authorized for issuance under the 2021 Plan, the Board reviewed the Compensation Committee’s recommendations. Among other factors, including the burn rate and overhang calculations above, the Board and the Compensation Committee have considered that (i) the Company desires to align the financial interests of its executives and other employees with those of the Company’s stockholders; (ii) the Company anticipates the use of equity compensation for recruitment and retention purposes in the future; (iii) the Company is seeking to conserve cash and intends to continue to use equity grants as a significant portion of director compensation and employee awards; and (iv) the Company’s objectives for the near future are likely to include the recruitment of executives and other personnel. Based on our historical equity grant practices, we believe that, if our stockholders approve Amendment No. 1, the increased share reserve will be sufficient for us to continue granting equity awards for approximately three years. Without stockholder approval of Amendment No. 1, we may be required to increase the cash components of our compensation program, which may inhibit our ability to align the interests of our executives with those of our stockholders.

Certain Key Plan Provisions

•

Types of Awards. The 2021 Plan provides for the grant of stock options, including both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, RSUs and performance awards.

•

Initial Number of Authorized Shares. At its adoption, not adjusting for the Reverse Stock Split, the 2021 Plan authorized for issuance under the 2021 Plan a maximum of 32,349,192 shares of Class A common stock, which consisted of (a) 14,661,162 new shares, plus (b) an additional number of shares not to exceed 17,688,030 shares, consisting of any shares of our Class A common stock subject to outstanding awards granted under the 2015 Equity Incentive Plan (the “2015 Plan”) that, on or after the 2021 Plan becomes effective, terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited or repurchased because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any; provided that any such shares described in clause (b) above that are shares of our Class B common stock will be added to the share reserve of our 2021 Plan as shares of our Class A common stock.

•

Automatic Share Reserve Increase. The 2021 Plan provides for an automatic share reserve increase feature (the “Automatic Share Reserve Increase”), whereby the number of shares of our Class A common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and continuing through (and including) January 1, 2031, in an amount equal to 4% of the total number of shares of our common stock (both Class A and Class B) outstanding on December 31 of the immediately preceding year, except that, before the date of any such increase, our Board may determine that the increase for such year will be a lesser number of shares.

•

Termination. The 2021 Plan will continue until suspended or terminated by the Board, but (i) no incentive stock options may be granted after the tenth anniversary of the adoption of the 2021 Plan by the Board, which occurred on September 13, 2021, and (ii) the 2021 Plan’s Automatic Share Reserve Increase will operate only until January 1, 2031.

Summary of the 2021 Plan

A summary of the material terms of the 2021 Plan is provided below, and the complete text of Amendment No. 1 is attached as Appendix A to this Proxy Statement. The following summary of the 2021 Plan does not purport to be complete and is qualified in its entirety by reference to the 2021 Equity Incentive Plan, filed as

Exhibit 10.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 31, 2026.

Purposes of the 2021 Plan. We seek to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the common stock through the granting of awards.

Successor to and Continuation of Prior Plan. The 2021 Plan is the successor to and continuation of the 2015 Plan. As of the effective date of the 2021 Plan, no additional awards may be granted under the 2015 Plan and any returning shares granted under the 2015 Plan will become available for issuance pursuant to awards granted under the 2021 Plan.

Awards. The 2021 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock awards (“RSAs”), restricted stock unit (“RSU”) awards, performance awards and/or other forms of awards to our employees, directors, and consultants and any of our affiliates’ employees and consultants.

Authorized shares. Initially, the maximum number of shares of our Class A common stock that may be issued under the 2021 Plan could not exceed 32,349,192 shares of our Class A common stock, which is the sum of (1) 14,661,162 new shares, plus (2) an additional number of shares not to exceed 17,688,030 shares, consisting of any shares of our Class A common stock subject to outstanding awards granted under the 2015 Plan that terminate or expire prior to exercise or settlement; are not issued because the award is settled in cash; are forfeited or repurchased because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any; provided that any such shares described in clause (2) above that are shares of our Class B common stock will be added to the share reserve of our 2021 Plan as shares of our Class A common stock. The number of shares of our Class A common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year for a period of 10 years pursuant to the Automatic Share Reserve Increase provision. The maximum number of shares of our Class A common stock that may be issued on the exercise of ISOs under the 2021 Plan is 100,000,000 shares.

Shares subject to stock awards granted under the 2021 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares will not reduce the number of shares available for issuance under the 2021 Plan. Shares withheld under a stock award to satisfy the exercise, strike, or purchase price of a stock award or to satisfy a tax withholding obligation will not reduce the number of shares available for issuance under the 2021 Plan. If any shares of our Class A common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (1) because of a failure to meet a contingency or condition required for the vesting of such shares; (2) to satisfy the exercise, strike, or purchase price of a stock award; or (3) to satisfy a tax withholding obligation in connection with a stock award, such shares will revert to and again become available for issuance under the 2021 Plan.

Plan administration. Our Board, or a duly authorized committee thereof, administers the 2021 Plan. Our Board may delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards; and (2) determine the number of shares subject to such stock awards. Under the 2021 Plan, our Board has the authority to determine stock award recipients, the types of stock awards to be granted, grant dates, the number of shares subject to each stock award, the fair market value of our Class A common stock, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Under the 2021 Plan, our Board also generally has the authority to effect, with the consent of any materially adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding option or SAR; (2) the cancellation of any outstanding option or SAR and the grant in substitution therefore of other awards, cash, or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles (“GAAP”).

Stock options. ISOs and NSOs are granted under stock option agreements adopted by the administrator. The administrator will determine the exercise price for stock options, within the terms and conditions of the 2021 Plan, except the exercise price of a stock option generally will not be less than 100% of the fair market value of our Class A common stock on the date of grant. Options granted under the 2021 Plan will vest at the rate specified in the stock option agreement as determined by the administrator.

The administrator will determine the term of stock options granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Class A common stock issued upon the exercise of a stock option will be determined by the administrator and may include (1) cash, check, bank draft, or money order; (2) a broker-assisted cashless exercise; (3) the tender of shares of our Class A common stock previously owned by the optionholder; (4) a net exercise of the option if it is an NSO; or (5) other legal consideration approved by the administrator.

Unless the administrator provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument.

Tax limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our Class A common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (2) the term of the ISO does not exceed five years from the date of grant.

RSU awards. RSU awards are granted under RSU award agreements adopted by the administrator. RSU awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board. An RSU award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the administrator, or in any other form of consideration set forth in the RSU award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU award. Except as otherwise provided in the applicable award agreement, RSU awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted stock awards. RSAs are granted under RSA agreements adopted by the administrator. An RSA may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our Board. The administrator will determine the terms and conditions of RSAs, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Class A common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

SARs. SARs are granted under SAR agreements adopted by the administrator. The administrator will determine the purchase price or strike price for a SAR, which generally will not be less than 100% of the fair market value of our Class A common stock on the date of grant. A SAR granted under the 2021 Plan will vest at the rate specified in the SAR agreement as will be determined by the administrator. SARs may be settled in cash or shares of our Class A common stock or in any other form of payment as determined by our Board and specified in the SAR agreement.

The administrator will determine the term of SARs granted under the 2021 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested SAR for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the SAR following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested SAR for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, SARs generally terminate upon the termination date. In no event may a SAR be exercised beyond the expiration of its term.

Performance awards. The 2021 Plan permits the grant of performance awards that may be settled in stock, cash, or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our Class A common stock.

The performance goals may be based on any measure of performance selected by our Board. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our Board at the time the performance award is granted, our Board will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to GAAP; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under GAAP; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP.

Other stock awards. The administrator is permitted to grant other awards based in whole or in part by reference to our Class A common stock. The administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Non-employee director compensation limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value, or if such non-employee director is first appointed or elected to our Board during such calendar year, $1,000,000 in total value.

Changes to capital structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2021 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs, and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate transactions. In the event of a corporate transaction (as defined below), unless otherwise provided in a participant’s stock award agreement or otherwise expressly provided by the administrator at the time of grant, any stock awards outstanding under the 2021 Plan may be assumed, continued, or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue, or substitute for such stock awards, then (1) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction); and (2) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (1) the value of the property the participant would have received upon the exercise of the stock award, over (2) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out, or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our Class A common stock.

Under the 2021 Plan, a “corporate transaction” is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets; (2) a sale or other disposition of at least 50% of our outstanding securities; (3) a merger, consolidation, or similar transaction following which we are not the surviving corporation; or (4) a merger, consolidation, or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in control. Stock awards granted under the 2021 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined below) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Under the 2021 Plan, a “change in control” is generally defined as (1) the acquisition by any person or company of more than 50% of the combined voting power of our then-outstanding stock; (2) a merger, consolidation, or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (3) stockholder approval of a complete dissolution or liquidation; (4) a sale, lease, exclusive license, or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (5) when a majority of our Board becomes comprised of individuals who were not serving on our Board on November 2, 2021, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

Clawback/Recovery. All awards granted under the 2021 Plan are subject to recoupment in accordance with our Clawback Policy. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an award agreement as the Board determines necessary or appropriate.

Plan amendment or termination. Our Board has the authority to amend, suspend, or terminate the 2021 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of September 13, 2021. No stock awards may be granted under the 2021 Plan while it is suspended or after it is terminated.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences to participants in the 2021 Plan and the Company. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

ISOs. A participant generally recognizes no taxable income for ordinary income tax purposes as a result of the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the date of exercise of the option, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise of the option (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized with respect to the share disposition, there will be no ordinary income, and such loss will be a capital loss.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the date of exercise of the option is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise (unless the shares are disposed of in the same year as the option exercise). In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits.

NSOs. A participant generally recognizes no taxable income for ordinary income tax purposes as a result of the grant of such an option. However, upon exercising the option, the participant generally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale or other disposition of the shares acquired by the exercise of a NSO, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.

SARs. In general, no taxable income for ordinary income tax purposes is reportable when a SAR is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

RSAs. A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant, pursuant to Section 83(b) of the Code, may elect to accelerate the ordinary income tax event to the date of acquisition of the shares by filing an election with the IRS generally no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to an RSA, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

RSUs and Performance Awards. There generally are no immediate tax consequences of receiving an award of RSUs or a performance award. A participant who is granted RSUs or performance awards generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the time of settlement of the award upon vesting. If the participant is an employee, generally such ordinary income is subject to income tax withholding and certain employment tax withholdings. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Certain awards, depending in part on the specific terms and conditions of such awards, may be considered non-qualified deferred compensation subject to the requirements of Section 409A. For example, an award with a deferral feature granted under the 2021 Plan to a participant subject to U.S. income tax will be subject to the requirements of Section 409A. If an award is not exempt from Section 409A and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of an NSO) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and certain “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF

EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

Registration with the SEC

We intend to file an amendment to the Registration Statement on Form S-8 currently filed with the SEC relating to the issuance of shares under the 2021 Plan with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), if Amendment No. 1 is approved by our stockholders.

New Plan Benefits Table

No awards have been granted to any officer, director, employee or consultant pursuant to the 2021 Plan that are contingent upon the approval by our stockholders of Amendment No. 1. We anticipate that other equity-based awards may be granted in the Compensation Committee’s discretion under the 2021 Plan out of the additional shares of common stock to be reserved for issuance in connection with the approval of Amendment No. 1; however, the number of shares of common stock that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our employees, officers, non-employee directors and consultants, and their potential contributions to our success. Accordingly, the number, type, and grantees of actual future awards cannot be determined at this time. However, please refer to the section entitled “Executive Compensation” for information on the grants made to named executive officers in the previous fiscal year and the section entitled “Non-Employee Director Compensation” for a description of grants made to our non-employee directors in the previous fiscal year.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter at the Annual Meeting will be required to approve an amendment to the Company’s 2021 Plan to increase the number of shares authorized for issuance under the 2021 Plan.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3:

APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF SHARES OF OUR CLASS A COMMON STOCK REPRESENTING MORE THAN 19.99% UPON THE CONVERSION OF CERTAIN CONVERTIBLE NOTES

General

Our Class A common stock is currently listed on the Nasdaq Global Select Market. We are subject to Nasdaq Listing Rule 5635(d) (the “Nasdaq 20% Rule”), which requires us to obtain stockholder approval when we enter into a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or Substantial Shareholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is the lower of: (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). All capitalized terms used in this section, but not otherwise defined in this proxy statement, shall have the meaning ascribed to such term in the Nasdaq Listing Rules.

Convertible Notes Private Placements

On April 19, 2026, we entered into an Amended and Restated Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional investor, pursuant to which we agreed to issue and sell in multiple closings, senior secured convertible notes (the “Convertible Notes”) in an aggregate original principal amount of up to $50.0 million, convertible into shares of our Class A common stock. On June 15, 2026, we and the investor party thereto entered into Amendment No. 1 to the Securities Purchase Agreement (the “First Amendment”) to, among other changes, increase the amount of Convertible Notes that we may issue and sell by $50.0 million, for an aggregate original principal amount of up to $100.0 million (the “Facility”). The additional $50.0 million of Convertible Notes provided for in the First Amendment are hereinafter referred to as the “Amendment Convertible Notes.” The proceeds of the Facility are anticipated to be used primarily for general corporate purposes and the acquisition and monetization of graphics processing units, related high-performance computing infrastructure capable to support high workloads (whether from artificial intelligence and machine learning or other needs of potential future customers) and other related assets (“Electronics Assets”).

The Convertible Notes, if issued, would be issued in multiple closings. On April 19, 2026, we issued the initial Convertible Note to the holder thereof in the aggregate principal amount of $3.25 million. Following the receipt of stockholder approval at a Special Meeting of Stockholders of the Company held on June 3, 2026, we issued an additional $5.0 million of Convertible Notes to the holders thereof on June 4, 2026. The remaining additional tranches, in an aggregate principal amount of up to $91.75 million in Convertible Notes, may be sold solely at the option of the holders of the Convertible Notes.

Description of Convertible Notes

The Convertible Notes, if issued, will be issued with a 5% original issue discount. The Convertible Notes will be issued in certificated form and not as global securities.

Maturity Date

Unless earlier converted, or redeemed, the Convertible Notes will mature on the second anniversary of the date of issuance, which we refer to herein as the “Maturity Date,” subject to the right of the holders of the Convertible Notes to extend the date:

(i) if an event of default under the Convertible Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Convertible Notes); and/or

(ii) for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

Interest

The Convertible Notes bear interest at the rate of 12.0% per annum which (a) shall commence accruing on the date of issuance, (b) shall be computed on the basis of a 360-day year and twelve 30-day months and (c) shall be payable, subject to the satisfaction of customary equity conditions, in shares of our Class A common stock or, at our option, in cash, in arrears on the first calendar day of each calendar quarter, commencing on the three-month anniversary of the issuance date (each, an “Interest Date”). If a holder elects to convert or redeem all or any portion of a Convertible Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable.

The interest rate of the Convertible Notes will automatically increase to 17% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default (See “- Events of Default” below).

Ranking

The Convertible Notes will be senior secured obligations of the Company (subject only to certain permitted indebtedness), which shall be secured by the assets of the Company and its subsidiaries. Subject to the foregoing, until such date no Convertible Notes remain outstanding, all payments due under the Convertible Notes will be senior to all of our other indebtedness and other indebtedness of any of our subsidiaries.

Late Charges

We are required to pay a late charge not in excess of 17% on any amount of principal or other amounts that are not paid when due.

Conversion

Conversions at Option of Holder

Each holder of Convertible Notes may convert all, or any part, of the outstanding principal of the Convertible Notes, together with accrued and unpaid interest, any make-whole amount and any late charges thereon, at any time, at such holder’s option, into our Class A common stock at the “Conversion Price” of (i) $2.988 for up to the first $50 million of Convertible Notes and (ii) $4.000 for the remaining Convertible Notes (subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions).

Alternate Conversion at Option of Holder

Each holder of Convertible Notes may also convert all, or any part, of the outstanding principal of the Convertible Notes, together with accrued and unpaid interest, any make-whole amount and any late charges thereon (subject to an additional 25% premium if an Event of Default then exists), at any time, at such holder’s option, into our Class A common stock at the “Alternate Conversion Price” calculated as follows: the lower of: (i) the Conversion Price then in effect; and (ii) either, (A) if no event of default then exists, 93% of the lowest volume weighted average price of our Class A common stock during the ten (10) consecutive trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice; or (B) if an event of default then exists, 85% of the lowest volume weighted average price of our Class A common stock during the fifteen (15) consecutive trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice.

Floor Price Adjustment

The Convertible Notes are subject to a “Floor Price,” which represents the minimum price at which the Convertible Notes may be converted into shares of our Class A common stock. On each six-month anniversary of the issuance date of each Convertible Note, the Floor Price will automatically adjust to the lower of (i) the then-current Floor Price and (ii) 20% of the Nasdaq Minimum Price (as defined below) as of such date. “Nasdaq Minimum Price” means the lower of (x) the closing sale price of our Class A common stock on the trading day immediately preceding the applicable adjustment date and (y) the average closing sale price of our Class A common stock for the five consecutive trading days ending on the trading day immediately preceding the applicable adjustment date. As a result, the Floor Price-and therefore the minimum conversion price-may decrease over time, which could result in additional shares of Class A common stock being issued upon conversion, causing additional dilution to existing stockholders.

Anti-Dilution Adjustments

The Conversion Price is subject to customary adjustments for stock splits, stock dividends, stock combinations, and similar transactions. In addition, the Convertible Notes contain anti-dilution protection. If we issue or sell, or are deemed to have issued or sold, any shares of Class A common stock (or securities convertible into or exercisable for Class A common stock) at a price per share lower than the Conversion Price then in effect, the Conversion Price will be reduced to equal such lower price. This adjustment mechanism applies to most equity issuances by the Company, subject to certain exceptions for issuances pursuant to employee benefit plans, strategic transactions approved by the holders of the Convertible Notes, permitted “at-the-market” programs, and certain other exempt issuances.

As a result of this anti-dilution protection, future equity issuances by us at prices below the then-applicable Conversion Price could reduce the Conversion Price and result in a greater number of shares of our Class A common stock being issuable upon conversion of the Convertible Notes, causing additional dilution to existing stockholders.

Voluntary Adjustment Right

Subject to the rules and regulations of Nasdaq, we have the right, at any time, with the written consent of the holders, to lower the Conversion Price to any amount and for any period of time deemed appropriate by our Board.

Beneficial Ownership Limitation

Conversions and issuance of our Class A common stock pursuant to the Convertible Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 4.99% of our Class A common stock outstanding immediately after giving effect to such conversion or issuance. The beneficial ownership percentage limitation may be increased to a maximum of 9.99%, at the option of the holder, except that any increase will only be effective upon 61-days’ prior written notice to us. The maximum beneficial ownership limitation may not be waived or amended and will apply to any successor holder of a Convertible Note.

Events of Default

The Convertible Notes contain standard and customary events of default, including but not limited to: (i) the suspension from trading or the failure to list our Class A common stock within certain time periods; (ii) failure to make payments when due under the Convertible Notes; and (iii) bankruptcy or insolvency of the Company.

If an event of default occurs, each holder may require us to redeem all or any portion of the Convertible Notes (including all accrued and unpaid interest and late charges thereon), in cash, at a 25% redemption premium to the greater of the face value and the equity value of our Class A common stock underlying the Convertible Notes.

The equity value of our Class A common stock underlying the Convertible Notes is calculated using the greatest closing sale price of our Class A common stock on any trading day immediately preceding such event of default and the date we make the entire payment required.

Bankruptcy Event of Default Mandatory Redemption

If any bankruptcy event of default occurs, we shall immediately redeem in cash all amounts due under the Convertible Notes at a 25% premium, unless the holder waives such right to receive such payment.

Fundamental Transactions

The Convertible Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless we (or our successor) is a public company that assumes in writing all of our obligations under the Convertible Notes.

Change of Control Redemption Right

In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any portion, of the Convertible Notes at a 25% redemption premium to the greater of (i) the face value of the Convertible Notes to be redeemed, (ii) the equity value of our Class A common stock underlying such Convertible Notes, and (iii) the equity value of the change of control consideration payable to the holder of our Class A common stock underlying such Convertible Notes.

The equity value of our Class A common stock underlying the Convertible Notes is calculated using the greatest closing sale price of our Class A common stock during the period immediately preceding the earlier of the consummation or the public announcement of the change of control and ending the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holder of our Class A common stock underlying the Convertible Notes is calculated using the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of our Class A common stock to be paid to the holders of our Class A common stock upon the change of control.

Subsequent Placement and Asset Transfer Redemption Right

The holders of the Convertible Notes may require us to redeem the Convertible Notes, in whole or in part, upon the occurrence of certain offerings of equity or equity-linked securities and/or any asset transfer or sale. If such an event occurs, we would be required to redeem Convertible Notes using 25% of the gross proceeds of any subsequent placement and 100% of the gross proceeds of any asset transfer or sale, as applicable.

Covenants

The Convertible Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•	we will not and will cause our subsidiaries not to, directly or indirectly, incur or guarantee any indebtedness other than Permitted Indebtedness (as defined in the Convertible Notes);

•

we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default under the Convertible Notes has occurred and is continuing;

•

we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business conducted or contemplated to be conducted as of the date of the issuance of the Convertible Notes;

•	we will maintain and preserve our existence and become or remain duly qualified and in good standing in each jurisdiction in which the transaction of our business makes such qualification necessary;

•	we will maintain and preserve all of our properties which are necessary or useful in the proper conduct of our business;

•

we and our subsidiaries will take all action necessary or advisable to maintain all of our intellectual property rights that are necessary or material to the conduct of our business in full force and effect;

•

we and our subsidiaries will maintain insurance in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similarly situated companies;

•

we and our subsidiaries will not (directly or indirectly) enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate, except (i) intercompany transactions, (ii) reasonable and customary director, officer and employee benefits plans and indemnification arrangements approved by our Board, and (ii) transactions in the ordinary course of business and on terms that are comparable to an arm’s length transaction with a non-affiliate;

•

we will not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Convertible Notes then outstanding, (i) issue any Convertible Notes (other than as contemplated by the Securities Purchase Agreement) or (ii) issue any other securities that would cause a breach or default under the Convertible Notes, unless the proceeds from the issuance are used to repay all amounts due on the notes;

•	we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed on us, subject to certain exceptions; and

•

at the request of the holder, we will hire an independent, reputable investment bank to investigate whether any breach of the Convertible Notes has occurred if an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing or any holder reasonably believes that an event constituting an event of default has occurred or is continuing.

Changes to the Convertible Notes

Each Convertible Note may not be changed or amended without the prior written consent of the holder of such Convertible Note.

Governing Law

The Convertible Notes will be governed by, and construed in accordance with, the laws of Delaware without regard to its conflicts of law principles.

Description of Securities Purchase Agreement and First Amendment

The Securities Purchase Agreement contains customary representations, warranties and covenants. The Convertible Notes contain customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. The Convertible Notes also contain standard and customary events of default.

Pursuant to the Securities Purchase Agreement, at any time on or prior to the second anniversary of the initial closing date (or, if later, the date no Convertible Notes remain outstanding), the holders of the Convertible Notes have the right to co-invest for at least 55% of any of the Company’s future financing deals on the same terms as other investors.

We also granted to the holders of the Convertible Notes customary demand and piggyback registration rights with respect to the shares of Class A common stock underlying the Convertible Notes.

Under the Securities Purchase Agreement, we agreed to seek stockholder approval of the issuance of shares of Class A common stock upon the conversion of the Convertible Notes, if any, that would exceed 19.9% of our issued and outstanding Class A common stock (calculated in accordance with the rules of Nasdaq as of the date of the Securities Purchase Agreement), in order to comply with the rules and regulations of Nasdaq. At a Special Meeting of Stockholders of the Company held on June 3, 2026, we received the required stockholder approval with respect to the initial $50.0 million of Convertible Notes.

With respect to the Amendment Convertible Notes, in the First Amendment, we agreed to seek stockholder approval of the issuance of shares of Class A common stock upon the conversion of such Convertible Notes, if any, that would exceed 19.9% of our issued and outstanding Class A common stock (calculated in accordance with the rules of Nasdaq as of the date of the First Amendment), in order to comply with the rules and regulations of Nasdaq.

Description of Registration Rights Agreement

Pursuant to the Registration Rights Agreement, we have granted to the holders of the Convertible Notes customary registration rights with respect to the shares of Class A common stock underlying the Convertible Notes.

Use of Proceeds

The proceeds from the Facility are anticipated to be used for general corporate purposes and the acquisition and monetization of Electronics Assets.

Reasons for the Facility

We have recently become an AI infrastructure provider. The proceeds from the Facility would permit us to purchase Electronics Assets and develop and expand our new business. The Board believes that the ability to continue as a going concern, and for stockholders to continue to have their shares listed and traded on Nasdaq, following the recent sale of the Allbirds brand and footwear assets, is beneficial and in the best interests of our stockholders.

Requirement to Seek Stockholder Approval

At the time that we entered into the First Amendment, we agreed that we would not convert any Amendment Convertible Notes into shares of Class A common stock to the extent that such conversion would cause the holder of the Amendment Convertible Notes to become the beneficial owner of more than 19.99% of the then outstanding Class A common stock, after giving effect to such conversion, unless we first obtain stockholder approval in accordance with the applicable rules of Nasdaq. Further, the Securities Purchase Agreement provides that we may not issue any shares of Class A common stock under such agreement if such issuance would breach any applicable rule of Nasdaq, including the Nasdaq 20% Rule. Accordingly, to comply with these requirements, we are seeking stockholder approval to allow the conversion of the Amendment Convertible Notes, and to permit the issuance of all shares of Class A common stock issuable upon conversion of the Amendment Convertible Notes, including pursuant to any future adjustments to the respective conversion prices in accordance with the terms of the Amendment Convertible Notes, to the extent that such conversions and issuances would exceed the Nasdaq 20% Rule.

Effect of Approval

If this proposal is approved by our stockholders, the Amendment Convertible Notes would be convertible into a number of shares of Class A common stock that exceeds the Nasdaq 20% Rule. The Amendment Convertible

Notes are prohibited from being converted to the extent such conversion or issuance would result in any holder of such Convertible Notes (together with its affiliates) beneficially owning more than 4.99% of our Class A common stock outstanding immediately after giving effect to such conversion or issuance. The beneficial ownership percentage limitation may be increased to a maximum of 9.99%, at the option of the holder, except that any increase will only be effective upon 61-days’ prior written notice to the Company. The maximum beneficial ownership limitation may not be waived or amended and will apply to any successor holder of an Amendment Convertible Note.

Potential Adverse Effects – Dilution and Impact on Current Stockholders

The issuance of shares of Class A common stock to the holders of the Amendment Convertible Notes, pursuant to the conversion of the Amendment Convertible Notes, will have a dilutive effect on current stockholders, including the voting power and economic rights of the existing stockholders. The percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the shares issuable to the holders of the Amendment Convertible Notes. This means that our current stockholders will own a smaller interest in us as a result of such issuance and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the shares of Class A common stock to the holders of the Amendment Convertible Notes could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Class A common stock to decline. In addition, because the Conversion Price is subject to reduction in the event that we issue shares of Class A common stock at a price below the then-applicable Conversion Price, future equity issuances by us at lower prices could result in the issuance of a significantly greater number of shares of Class A common stock upon conversion of the Amendment Convertible Notes, resulting in further dilution to existing stockholders. The dilutive effect of the issuance to the holders of the Amendment Convertible Notes may be material to the current stockholders of the Company.

The table below reflects the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the holders of the Convertible Notes of shares of our Class A common stock, immediately prior to, and immediately following, the assumed conversion of different aggregate amounts of the Convertible Notes. Each of the following scenarios assumes: (i) 9,315,794 shares of Class A common stock outstanding on the Record Date; (ii) the conversion of the indicated aggregate principal amount of Convertible Notes, notwithstanding that only $8.25 million in aggregate principal amount of the Convertible Notes is currently outstanding; (iii) the conversion of the Convertible Notes at $2.988 for the initial $50.0 million of Convertible Notes and at $4.000 for the Amendment Convertible Notes; and (iv) that the 4.99% beneficial ownership limitation does not apply. The conversion of the Convertible Notes will not dilute the outstanding Class B common stock, which will continue to be outstanding and will continue to have 10 votes for every one vote of a share of Class A common stock. For additional information regarding the beneficial ownership limitation, please see “—Description of Notes—Beneficial Ownership Limitation” above in this proposal.

Aggregate Principal Amount of Convertible Notes Converted	Number of Shares of Class A Common Stock Issuable Upon Conversion	Total Number of Shares of Class A Common Stock Outstanding Immediately After Conversion	Beneficial Ownership of Class A Common Stock Immediately After Conversion
$3,250,000	1,087,684	10,403,478	10.5%
$5,250,000	1,757,028	11,072,822	15.9%
$10,000,000	3,346,720	12,662,514	26.4%
$25,000,000	8,366,800	17,682,594	47.3%
$50,000,000	16,733,601	26,049,395	64.2%
$75,000,000	22,983,601	32,299,395	71.2%
$100,000,000	29,233,601	38,549,395	75.8%

Effect of Failure to Obtain Stockholder Approval

We are not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the First Amendment. We are only asking for approval to convert the Amendment Convertible Notes into a number of shares of Class A common stock that exceeds the Nasdaq 20% Rule. The failure of our stockholders to approve this proposal will not negate the existing terms of the documents, which will remain binding obligations of the Company.

Our ability to successfully implement our business plans and strategy and ultimately create value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs and strategy, which we believe could be adversely affected if our stockholders do not approve this proposal. If our stockholders do not approve this proposal, we cannot convert the Amendment Convertible Notes into a number of shares of Class A common stock that exceeds the Nasdaq 20% Rule. All obligations to facilitate the conversions of such Amendment Convertible Notes would remain in effect and may result in cash obligations of the Company, since we would be required to repay such Convertible Notes in cash if such Convertible Notes are not convertible into Class A common stock. The inability to convert the Amendment Convertible Notes into a number of shares of Class A common stock that exceeds the Nasdaq 20% Rule may also adversely affect our future ability to raise equity or debt capital from third parties on attractive terms, if at all, and also risks impairing the operations and financial condition of the Company.

Additionally, if the stockholders do not approve this proposal, we would be required to hold an additional stockholders’ meeting to obtain such approval on or prior to the 60 day anniversary of the prior stockholders’ meeting where such approval was not received thereafter until such stockholder approval is obtained. Unless and until we are able to obtain such stockholder approval, we will be unable to issue shares of Class A common stock to the holders of the Amendment Convertible Notes in excess of the Nasdaq 20% Rule and may be required to satisfy conversion or amortization obligations under the Amendment Convertible Notes in cash, which could adversely affect our liquidity and financial condition. We would also bear the costs associated with including this proposal for stockholder approval at subsequent stockholders’ meetings. The costs and expenses associated with seeking such approval could adversely impact our ability to fund our operations and advance our business plans.

Accordingly, we believe that providing us the flexibility to fully issue shares of Class A common stock that are issuable pursuant to the Amendment Convertible Notes (without regard to any limitations thereon set forth in the Securities Purchase Agreement) is in the best interest of the Company.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter at the Annual Meeting will be required to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Class A common stock representing more than 19.99% upon the conversion of certain convertible notes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Prior to our engagement of BPM LLP, Deloitte & Touche LLP previously audited the Company’s financial statements since 2017. Representatives of BPM LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of its independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter at the Annual Meeting will be required to ratify the selection of BPM LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and December 31, 2024, by Deloitte & Touche LLP, the Company’s prior independent registered public accounting firm.

	Fiscal Year Ended
Fee Category	2025	2024
	(in thousands)
Audit Fees(1)	$1,542	$1,273
All Other Fees(2)	$2	$2

Total Fees	$1,544	$1,275

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements.

(2)	All other fees consist of a subscription to the Deloitte Accounting Research Tool.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5:

APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING FROM TIME TO TIME, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT SHARES PRESENT VIRTUALLY OR REPRESENTED BY PROXY VOTING IN FAVOR OF THE PROPOSALS PRESENTED AT THE MEETING

If the number of shares of common stock present in person or represented by proxy at the Annual Meeting voting in favor of the proposals is insufficient to approve the proposals at the time of the Annual Meeting, we intend to adjourn the Annual Meeting to a later date or dates in order to enable the Board to solicit additional proxies in respect of the proposals.

In this proposal regarding the adjournment of the Annual Meeting, we are asking you to approve one or more adjournments of the Annual Meeting, if necessary, for the purpose of soliciting additional proxies in favor of the proposals. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the proposals, as applicable. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against the proposals such that the proposals, as applicable, would be defeated, we could adjourn the Annual Meeting without a vote on the approval of the proposals, and seek to convince the holders of those shares to change their votes to votes in favor of the proposals. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present at the Annual Meeting. The Bylaws also permit the chairperson of the Annual Meeting to adjourn the Annual Meeting, whether or not a quorum is present.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter at the Annual Meeting will be required to approve of one or more adjournments of the Annual Meeting from time to time, if necessary, to solicit additional proxies in the event that there are insufficient shares present virtually or represented by proxy voting in favor of the proposals presented at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 5.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Dick Boyce

Dan Levitan

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of the Record Date. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Nadia Carlsten(1)	43	President, Chief Executive Officer and Secretary
Ann Mitchell	49	Chief Financial Officer

(1)

Mr. Vernachio resigned as President, Chief Executive Officer and Secretary, effective June 19, 2026. Dr. Carlsten was appointed as President, Chief Executive Officer and Secretary, effective June 18, 2026.

The biography of Dr. Carlsten is set forth in “Proposal 1: Election of Directors” above.

Ann Mitchell. Ms. Mitchell has served as our Chief Financial Officer since April 2023. From June 2021 to March 2023, Ms. Mitchell served as the Vice President of Finance & Insights for Gymshark, a fitness apparel and accessories brand, manufacturer, and retailer, where she led the financial strategy for the North American region, oversaw the finance, analytics, and research functions, and was a senior member of the leadership team. Prior to Gymshark, Ms. Mitchell spent almost ten years (May 2011 to March 2021) with adidas, a global footwear and apparel company, where she served in progressively senior financial leadership roles. In her most recent role at adidas, she was the Senior Vice President of Finance (CFO) for adidas North America (August 2017 to March 2021), where she was a key member of the senior leadership team and was responsible for driving the strategic growth of the region. Her responsibilities included leading the finance, demand planning, accounting, and controlling functions. Ms. Mitchell holds a B.A. in Economics from the University of Puget Sound and an M.B.A. and an M.Sc. in Finance from the University of Denver Daniels College of Business.

EXECUTIVE COMPENSATION

For the fiscal year ended December 31, 2025, our named executive officers were:

•	Ann Mitchell, Chief Financial Officer

•	Joe Vernachio, Former President, Chief Executive Officer and Secretary, and Former Chief Operating Officer

As an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”), we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, we have not included in this section a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the “Summary Compensation Table” and the “Outstanding Equity Awards at Fiscal Year-End” table below. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” votes.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Joe Vernachio	2025	500,000	454,993	—	—		14,000	(4)	968,993
Former President, Chief Executive Officer and Secretary, and Former Chief Operating Officer(1)	2024	471,154	563,575	—	131,923	(3)	13,800	(5)	1,180,452
Ann Mitchell Chief Financial Officer	2025	385,000	206,955	—	—		12,245	(4)	604,200
	2024	383,077	282,600	—	60,335	(3)	13,800	(5)	739,812

(1)

In March 2024, Mr. Vernachio was appointed as President, Chief Executive Officer and Secretary of the Company. Mr. Vernachio resigned as President, Chief Executive Officer and Secretary, effective June 19, 2026.

(2)

Except as otherwise noted, amounts reported represent the aggregate grant date fair value of stock awards granted in the fiscal year ended December 31, 2025, measured pursuant to ASC 718, the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the settlement of such stock awards or the sale of the Class A common stock issuable upon the settlement of such stock awards. In 2024, Mr. Vernachio was granted certain performance-based RSUs which vest, if at all, according to certain Company stock price targets. Please see the section titled “Employment Agreements with our Named Executive Officers—Joe Vernachio” below for further information. The grant date fair value of these performance-based RSUs was calculated based on a Monte-Carlo simulation. The performance-based RSUs are subject to market and service conditions, and not performance conditions, as defined under ASC 718, and therefore have no maximum grant date fair values that differ from the grant date fair values presented in the table. The assumptions we used in valuing stock awards are described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 31, 2026.

(3)

For Mr. Vernachio and Ms. Mitchell, amounts reported represent a discretionary bonus related to the fiscal year ended December 31, 2024. For additional detail, please see “Non-Equity Incentive Plan Compensation.”

(4)

For Mr. Vernachio, amount reported represents $14,000 in Company contributions under our 401(k) plan paid by the Company for the benefit of Mr. Vernachio. For Ms. Mitchell, amount reported represents $12,245 in Company contributions under our 401(k) plan paid by the Company for the benefit of Ms. Mitchell.

(5)

For Mr. Vernachio, amount reported represents $13,800 in Company contributions under our 401(k) plan paid by the Company for the benefit of Mr. Vernachio. For Ms. Mitchell, amount reported represents $13,800 in Company contributions under our 401(k) plan paid by the Company for the benefit of Ms. Mitchell.

Narrative to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Our Board approved an annual base salary for Mr. Vernachio of $375,000, effective March 1, 2022, and in March 2024, we entered into a new offer letter with Mr. Vernachio in connection with his appointment as the Company’s President and Chief Executive Officer entitling Mr. Vernachio to an initial annualized base salary of $500,000. Ms. Mitchell joined us in April 2023 and received an annualized base salary of $375,000 and in May 2024, the Compensation Committee approved an annualized base salary for Ms. Mitchell of $385,000.

Non-Equity Incentive Plan Compensation

In addition to base salaries, our executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals. For our fiscal year 2025, no bonus amounts were earned or paid to our named executive officers. For our fiscal year 2024, Mr. Vernachio, in connection with his role as President and Chief Executive Officer, the target bonus was 80% of his annual base salary with a maximum bonus opportunity of 160% of annual base salary, and for Ms. Mitchell, the target bonus was 45% of her annual base salary with a maximum bonus opportunity of 90% of annual base salary. The performance goals for our fiscal year ended December 31, 2024 focused on U.S. net revenue and adjusted EBITDA, with a weighting of 30% and 70% assigned to each target, respectively, and with a +/- 20% discretionary modifier based on delivering against sustainability goals and strategic transformation priorities. The amounts of any annual incentives earned are determined after the end of the year, based on the achievement of the designated corporate and individual performance objectives.

On March 30, 2026, the Compensation Committee of the Board approved an executive retention program (the “Executive Retention Plan”) for certain senior-level executives. The Company will need to continue to operate its business until the closing of the sale of substantially all of the assets of the Company (the “Closing”), and the Compensation Committee approved the Executive Retention Plan in recognition of the significant benefits to the Company of retaining such executives to continue assisting the Company in its operations through the Closing.

The Executive Retention Plan provides for a lump sum, one-time cash payment, less applicable tax withholdings, on the next administratively practicable payroll date in the following amounts: $500,000 for Joseph Vernachio, and $400,000 for Ann Mitchell (each, an “Executive Award”). The Executive Awards are subject to a “clawback” requirement, which provides that each executive must repay the net (after-tax) amount of his or her respective Executive Award if such executive voluntarily terminates his or her employment with the Company prior to the date of the Closing. The Executive Retention Plan supersedes all oral or written plans, programs, agreements and policies of the Company and its affiliates with respect to the subject matter of the Executive Retention Plan.

Equity-Based Awards

Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for performance.

Prior to our initial public offering (“IPO”), we granted equity awards pursuant to our 2015 Equity Incentive Plan (the “2015 Plan”), and following the closing of our IPO, we grant all equity awards pursuant to the 2021 Plan. Following the adoption of our 2021 Plan, no further grants were permitted to be made pursuant to our 2015 Plan, though existing awards remain outstanding under the 2015 Plan and continue to vest in accordance with their terms.

2025 Grants

During the fiscal year ended December 31, 2025, we granted to Ms. Mitchell (i) an award of restricted stock units (“RSUs”) under our 2021 Plan covering 21,500 shares of our Class A common stock, and (ii) an award of performance stock units (“PSU Award”) covering 10,000 shares of our Class A common stock. The RSUs vest with respect to 1/12th of the shares on the three-month anniversary of the grant date, and with respect to the remaining shares subject to the RSUs, in 11 equal quarterly installments thereafter. The PSU Award will become eligible to vest upon the attainment of certain business performance goals.

During the fiscal year ended December 31, 2025, we granted to Mr. Vernachio (i) an award of RSUs under our 2021 plan covering 63,955 shares of our Class A common stock, and (ii) a PSU Award covering 27,409 shares of our Class A common stock. The RSUs vest with respect to 1/12th of the shares on the three-month anniversary of the grant date, and with respect to the remaining shares subject to the RSUs, in 11 equal quarterly installments thereafter. The PSU Award will become eligible to vest upon the attainment of business performance goals.

2024 Grants

During the fiscal year ended December 31, 2024, we granted annual RSUs under our 2021 Plan to Ms. Mitchell covering 20,000 shares of our Class A common stock. One-twelfth of these RSUs vested on December 1, 2024, and the remaining RSUs vest in equal quarterly installments for the following three years, subject to continued service through the applicable vesting date.

In connection with Mr. Vernachio’s appointment as President and Chief Executive Officer, in March 2024, the Board granted to Mr. Vernachio (i) an award of RSUs with a grant date value of $600,000, and (ii) an award of PSUs with a grant date value of $600,000. The RSUs vest with respect to 1/12th of the shares on the three-month anniversary of the grant date, and with respect to the remaining shares subject to the RSUs, in 11 equal quarterly installments thereafter. The PSU Award will become eligible to vest upon the attainment of certain stock price goals. See the section titled “Employment Agreements with our Named Executive Officers—Joe Vernachio” for details on the PSU Award.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2024.

			Option Awards(1)					Stock Awards(1)
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price(2) ($)		Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested(12)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Joe Vernachio	6/26/2021	(3)	2,373	0	87.78	(13)	6/25/2031	—	—	—
	6/26/2021	(3)	18,878	0	87.80	(13)	6/25/2031	—	—	—
	8/16/2023	(4)	—	—	—		—	4,167	17,085	—
	3/15/2024	(5)	—	—	—		—	13,643	55,936	—
	3/15/2024	(6)	—	—	—		—	—	—	16,371	(6)
	4/18/2025	(7)	—	—	—		—	42,637	174,812	—
	4/18/2025	(6)	—	—	—		—	—	—	27,409	(6)
Ann Mitchell	5/1/2023	(8)	55,000	25,000	25.00		5/1/2033	—	—	—
	5/1/2023	(9)	—	—	—		—	25,856	180,216	—
	9/1/2024	(10)	—	—	—		—	10,000	41,000	—
	3/1/2025	(11)	—	—	—		—	14,334	127,788	—
	3/1/2025	(6)	—	—	—		—	—	—	10,000	(6)

(1)

With the exception of Mr. Vernachio’s options award on June 26, 2021, which was granted under the 2015 Plan, all other option awards listed in the table were granted under our 2021 Plan; all of the RSUs and PSUs listed in the table were granted under our 2021 Plan. Certain of the equity awards are subject to vesting acceleration as described under “—Potential Payments upon Termination or Change in Control.” Option awards granted under our 2021 Plan and 2015 Plan are exercisable for our Class A common stock and Class B common stock, respectively.

(2)

All of the option awards listed in the table were granted with a per share exercise price equal to or above the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors; option awards that have been repriced have a per share fair market value that was equal to the closing market price of our Class A common stock on May 20, 2022, the repricing date.

(3)

One-fourth of the shares subject to this option vested on June 1, 2022, and the remainder of the shares vest in 36 equal monthly installments thereafter, subject to the holder’s continuous service with us.

(4)

One-twelfth of the restricted stock units vested on September 1, 2023, and the remainder of the shares vest in 12 successive equal quarterly installments thereafter, subject to the holder’s continuous service with us.

(5)	One-twelfth of the restricted stock units vested on June 1, 2024, and 1/12 of the RSUs vest in equal quarterly installments thereafter, subject to the holder’s continuous service with us.
(6)

The number and market value of the PSUs that vest based upon the achievement of certain Company stock price targets during specified measurement periods reflect threshold performance. The actual numbers of shares that will be distributed with respect to the PSUs are not yet determinable.

(7)	One-twelfth of the restricted stock units vested on June 30, 2025, and 1/12 of the RSUs vest in equal quarterly installments thereafter, subject to the holder’s continuous service with us.
(8)

One-fourth of the shares subject to this option vested on June 1, 2024, and the remainder of the shares vest in 12 successive equal quarterly installments thereafter, subject to the holder’s continuous service with us.

(9)

One-fourth of the restricted stock units vested on June 1, 2024, and the remainder of the shares vest in 12 successive equal quarterly installments thereafter, subject to the holder’s continuous service with us.

(10)

One-twelfth of the restricted stock units vested on September 1, 2024, and the remainder of the shares vest in 12 successive equal quarterly installments thereafter, subject to the holder’s continuous service with us.

(11)

One-twelfth of the restricted stock units vested on June 1, 2025, and the remainder of the shares vest in 12 successive equal quarterly installments thereafter, subject to the holder’s continuous service with us.

(12)	The market value of our Class A common stock is based on the closing price of our Class A common stock on the Nasdaq Global Select Market on December 31, 2025, which was $4.10.
(13)

The exercise price for certain option awards held by Mr. Vernachio reflect slight differences for the same grant due to rounding from the Company’s reverse stock split on September 4, 2024, as applied to different portions of the grant based on income tax classification.

Health and Welfare, Retirement Benefits, and Perquisites

Health and Welfare

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability, and life insurance plans, in each case on the same basis as all of our other employees.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code.

Perquisites

In general, we do not offer perquisites to our named executive officers.

Employment Agreements with our Named Executive Officers

Each of our named executive officers is employed at-will. We have entered into offer letter agreements with Ms. Mitchell and Mr. Vernachio, the material terms of which are summarized below. In addition, each of our named executive officers has executed our standard form of confidential information and inventions assignment agreement and may become eligible for severance or change in control benefits under our Severance and Change in Control Plan, as described below under “—Potential Payments upon Termination or Change in Control.”

Ann Mitchell

In March 2023, we entered into an offer letter with Ms. Mitchell that governed the terms of her current employment with us. Pursuant to the offer letter, Ms. Mitchell was entitled to an initial annual base salary of $375,000, which was subject to adjustment at the discretion of our Board, and an annual bonus of up to 80% of her annual base salary with a target equal to 40% of her annual base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board.

In connection with the start of her employment with us, our Board granted Ms. Mitchell an option to purchase 80,000 shares of our Class A common stock with an exercise price of $1.25 and an RSU award of 41,368 shares of our Class A common stock, both subject to the terms of our 2021 Plan and an applicable award agreement. The options vest with respect to 25% of the shares subject to the option on June 1, 2024, and with respect to the remaining shares subject to the option, in 12 equal quarterly installments thereafter. The RSUs vest with respect to 25% of the shares subject to the RSUs on June 1, 2024, and with respect to the remaining shares subject to the RSUs, in 12 equal quarterly installments thereafter. Pursuant to Ms. Mitchell’s offer letter, she received a one-time, signing bonus equal to $12,000 and up to $10,000 in reimbursable relocation expenses.

In June 2026, the Compensation Committee approved a revised compensation package for Ms. Mitchell. Effective June 18, 2026, she will receive an annual base salary of $450,000 and will be eligible to receive an annual performance bonus with a target of 50% of her base salary. Any actual annual performance bonus amount will be based upon the Board’s good faith assessment of Ms. Mitchell’s and the Company’s attainment of goals established by the Board in its reasonable discretion.

The Compensation Committee also approved the grant to Ms. Mitchell on June 18, 2026 of an award of 766,190 RSUs, pursuant to the 2021 Plan and standard form of award agreement thereunder. 1/12th of the shares underlying the award will vest on the three-month anniversary of the date of grant, and the remaining shares underlying the award will vest in 11 equal quarterly installments on each vesting date thereafter, subject to Ms. Mitchell’s continuous service to the Company as of each such vesting date.

Joe Vernachio

Mr. Vernachio joined our Company in 2021 and resigned from his role as President, Chief Executive Officer and Secretary and as a member of our Board effective June 19, 2026.

In May 2021, we entered into an offer letter with Mr. Vernachio that previously governed the terms of his employment with us (the “2021 offer letter”). Pursuant to the 2021 offer letter, Mr. Vernachio was entitled to an initial annual base salary of $350,000, which was subject to adjustment at the discretion of our Board, and an annual bonus of up to 70% of his annual base salary with a target equal to 35% of his annual base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board. Mr. Vernachio’s annual bonus target for 2023 was increased by the Compensation Committee to a target bonus equal to 45% of his annual base salary and a maximum of 90% of his annual base salary.

In connection with the start of his employment with us, our Board granted Mr. Vernachio an option to purchase 21,251 shares of our Class B common stock with an exercise price of $168.60 per share, pursuant to the terms of our 2015 Plan and an applicable stock option agreement. The options vested with respect to 25% of the shares subject to the option on June 1, 2022, and with respect to the remaining shares subject to the option, in equal monthly installments thereafter for a 36-month period. The options were repriced in May 2022 on a one-for-one basis to $87.80 per share.

In addition, under the terms of Mr. Vernachio’s 2021 offer letter, his option grant provided for in the 2021 offer letter will vest in full if, within 30 days before the execution of a definitive agreement providing for a change in control (as defined in the 2015 Plan) or 12 months following a change in control, his employment with us is terminated without cause (as defined in the 2021 offer letter) or he terminates his employment for good reason (as defined in the 2021 offer letter), and such separation is not a result of his death or disability.

In March 2024, we entered into a new offer letter with Mr. Vernachio that governed his new role as the Company’s President and Chief Executive Officer (the “2024 offer letter”). Pursuant to the 2024 offer letter, Mr. Vernachio was entitled to an initial annual base salary of $500,000, which was subject to adjustment at the discretion of our Board, and an annual bonus with a target equal to 80% of his annual base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board.

In connection with his appointment, our Board granted to Mr. Vernachio (i) an award of RSUs with a grant date value of $600,000, and (ii) an award of PSUs with a grant date value of $600,000. The RSUs vested with respect to 1/12th of the shares on the three-month anniversary of the grant date, and with respect to the remaining shares subject to the RSUs, in 11 equal quarterly installments thereafter.

The PSU Award would become eligible to vest upon the attainment of certain stock price goals, as described below. None of the PSUs vested purely based on continued employment. The dollar value of the PSU Award would be converted into a number of shares of Common Stock by dividing (i) the value of the PSU Award, by (ii) the average closing price of shares on the Nasdaq Stock Market for the 30 trading days immediately prior to the grant date.

The PSUs were eligible to vest based on the Company’s stock price performance over a three-year performance period beginning on March 15, 2024 (the “Grant Date”) and ending March 15, 2027. The PSUs were divided into two tranches. Each tranche was eligible to vest based on the achievement of a stock price goal (each, a “Company Stock Price Target”), measured based on the average of the closing prices of the Common Stock over a consecutive 30 trading day period during the performance period as set forth below. This measurement period was designed to reward Mr. Vernachio only if the Company achieved sustained growth in the Company’s stock price.

The following table shows a summary of each tranche, including the percentage of PSUs eligible to vest per tranche and the applicable Company Stock Price Target.

Tranche	Company Stock Price Target	Percentage of PSUs eligible to vest
1	$40.00	50% of PSUs
2	$60.00	50% of PSUs

Upon achievement of a Company Stock Price Target, the PSUs in the applicable tranche would vest 50% upon the certification of achievement by the Management Compensation and Leadership Committee of the Board and 50% on the one-year anniversary of such certification, subject in each case to Mr. Vernachio’s continued service as CEO through the applicable vesting date.

If the average closing price of the Common Stock failed to reach the Company Stock Price Target for a particular tranche of the PSUs over a consecutive 30 trading day period during the performance period, or if Mr. Vernachio terminated service to the Company as CEO before achieving the Company Stock Price Target, no portion of that tranche would vest and unearned shares would be forfeited. The Company Stock Price Targets and number of shares underlying the PSUs would be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar event under the 2021 Plan.

In the event of a change in control (as such term is defined in the 2021 Plan) of the Company before the end of the performance period, the price in the change in control would be used to determine performance versus the Company Stock Price Targets for each tranche. For each tranche, if the change in control price exceeded the respective tranche’s Company Stock Price Target, all PSUs subject to that tranche would be earned. PSUs earned based on the change in control price would vest immediately prior to the closing of the change in control and any unearned PSUs would be forfeited.

Potential Payments upon Termination or Change in Control

Each of our named executive officers is eligible to participate in our Severance and Change in Control Plan (the “Severance Plan”) as described immediately below, and each of our named executive officers entered into a Severance Plan participation agreement.

Pursuant to our Severance Plan and an applicable participation agreement thereunder, each of our named executive officers would be eligible to receive certain benefits in the event such officer is involuntarily terminated by us without cause (excluding an involuntary termination due to death or disability) or voluntarily resigns for good reason (as each such term is defined in the Severance Plan) (such termination referred to as a “covered termination”), and enhanced benefits in the event that such covered termination occurs during the period commencing three months prior to, and ending 12 months following, the closing of a change in control (as defined in the 2021 Plan). Such benefits are contingent on the officer’s execution and non-revocation of a general release of claims in favor of the Company and certain related parties, unless otherwise stated, and satisfaction of other terms and conditions as described in the Severance Plan and the applicable participation agreement. Any eligibility for benefits under the Severance Plan supersedes and replaces any other plan, policy or practice providing for severance benefits to which an officer may have otherwise been previously entitled.

If such covered termination occurs prior to (i) the officer’s completion of 12 months of continuous service with us and (ii) a change in control, he will be eligible to receive a cash payment in an amount equal to six months of his annual base salary and continuation of health benefits for himself and his eligible dependents under COBRA (or an equivalent taxable cash amount) for up to six months.

If such covered termination occurs during the period commencing three months prior to, and ending 12 months following, the closing of a change in control, each officer will instead be eligible to receive a lump-sum
cash payment equal to the sum of (i) 12 months of the officer’s then-current base salary (without giving effect to any reduction triggering good reason), (ii) a prorated portion of such officer’s target bonus for the year in which the covered termination occurs, assuming that any articulated performance goals are achieved at 100% of target, and (iii) continuation of health benefits for the officer and his eligible dependents under COBRA (or an equivalent taxable cash amount) for up to 12 months following the covered termination. Further, the vesting and exercisability of each equity award held by such officer that is subject to time-based vesting shall become fully vested (and, if applicable, fully exercisable); any equity awards subject to performance-vesting shall vest and become exercisable according to the terms of such individual award agreements.
In addition, if, in connection with our change in control, the succeeding or acquiring entity does not assume or continue any outstanding, unvested equity award, and such officer’s continuing employment has not terminated as of immediately prior to the effective time of such change in control, all such equity awards will become fully vested (and, as applicable, fully exercisable), subject to consummation of the change in control transaction, with performance-based awards accelerating as if achieved at 100% of the target level. Such acceleration does not require a covered termination.
Clawback Policy
In 2023, Nasdaq adopted new listing standards addressing policy requirements for the mandatory recovery of executive incentive-based compensation by issuers with securities listed on the exchange. Following the adoption of these Nasdaq listing standards, the Board approved and adopted the Company’s Incentive Compensation Recoupment Policy, which adheres to the listing standards of the Nasdaq and the rules of the SEC. In the event the Company is required to prepare an accounting restatement, the policy provides for the mandatory recovery of erroneously awarded incentive-based compensation received by current or former executive officers during the coverage period to the extent that compensation was based on the attainment of a financial reporting measure. Under the policy, the Compensation Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.
Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time
the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy or practice with respect to the timing of our equity award grants, the Board has historically granted such awards on a predetermined annual schedule. In fiscal 2025, we did not grant new awards of stock options to our NEOs during the time period outlined in Item 402(x) of Regulation
S-K.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of February 28, 2026. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	Class of Common Stock		Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity plans approved by stockholders	Class A		220,342	$55.17	761,859	(4)(5)
	Class B	(2)	316,542	$82.03	—
Equity plans not approved by stockholders			—	—	—

(1)

Includes the 2021 Plan but does not include future rights to purchase Class A common stock under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which depend on a number of factors described in our 2021 ESPP and will not be determined until the end of the applicable purchase period.

(2)	Includes the 2015 Plan.
(3)	The weighted-average exercise price excludes any outstanding restricted stock units, which have no exercise price.
(4)

Includes the 2021 Plan and 2021 ESPP. Stock options, restricted stock units, or other stock awards granted under the 2015 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2021 Plan. Following the adoption of the 2021 Plan, no additional stock awards have been or will be granted under the 2015 Plan.

(5)

The 2021 Plan provides that the number of shares of our Class A common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and continuing through (and including) January 1, 2031, in an amount equal to 4% of the total number of shares of our common stock (both Class A and Class B) outstanding on December 31 of the immediately preceding year, except that, before the date of any such increase, our Board of Directors may determine that the increase for such year will be a lesser number of shares. In addition, the 2021 ESPP provides that the number of shares of our Class A common stock reserved for issuance will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and continuing through (and including) January 1, 2031, by the lesser of (1) 1% of the total number of shares of our common stock (both Class A and Class B) outstanding on December 31 of the immediately preceding year and (2) 142,500 shares, except that, before the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in clauses (1) and (2). Accordingly, on January 1, 2026, the number of shares of Class A common stock available for issuance under the 2021 Plan and the 2021 ESPP remained flat, pursuant to these provisions.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of the Record Date by:

•	each person or group of affiliated persons known by us to beneficially own greater than 5% of our Class A or Class B common stock;

•	each of our named executive officers and directors; and

•	all directors and officers as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 9,315,794 shares of Class A common stock and 2,493,399 shares of Class B common stock outstanding as of the Record Date. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or restricted stock unit awards that would vest based on service-based vesting conditions within 60 days of the Record Date. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Smartbird, Inc., 425 Page Mill Road, Suite 200, Palo Alto, CA 94306.

	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Name	Shares	%	Shares	%
5% Stockholders
Entities affiliated with Maveron(1)	—	—	841,216	33.7%	24.6%
Entities affiliated with Fidelity(2)	720,365	7.7%	—	—	2.1%
Entities affiliated with Ghost Angel LLC(3)	320,000	3.4%	—	—	0.9%
Joey Zwillinger(4)	50,808	0.5%	640,548	24.8%	18.3%
Named Executive Officers, Directors and Nominees
Timothy Brown(5)	44,608	0.5%	697,797	27.6%	20.3%
Nadia Carlsten(6)	335,714	3.6%	—	0.0%	1.0%
Ann Mitchell(7)	168,352	1.8%	—	0.0%	0.5%
Dick Boyce(8)	7,454	0.1%	92,502	3.7%	2.7%
Lily Yan Hughes(9)	10,416	0.1%	—	0.0%	0.0%
Dan Levitan(10)	17,454	0.2%	841,216	33.7%	24.6%
Daniel Kasun(11)	100	0.0%	—	0.0%	0.0%
Elizabeth Mora	—	0.0%	—	0.0%	0.0%
All directors and executive officers as a group (6 persons)(12)	584,098	6.3%	1,631,515	65.1%	49.1%

*	Less than one percent.
†

Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to 10 votes per share. The Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of stockholders, except under limited circumstances.

(1)

Based solely on Schedule 13G/A filed on February 10, 2023 by entities associated with Maveron. Consists as of December 31, 2022 of (a) 579,367 shares of Class B common stock held by Maveron Equity Partners V, L.P. (“Maveron Equity Partners V”), (b) 189,936 shares of Class B common stock held by MEP Associates V, L.P. (“MEP Associates V”), and (c) 71,913 shares of Class B common stock held by Maveron V Entrepreneurs’ Fund, L.P. (“Maveron V Entrepreneurs”). Maveron General Partner V, LLC (“Maveron General Partner V”) is the general partner of each of Maveron Equity Partners V, MEP Associates V, and Maveron V Entrepreneurs. Dan Levitan, Jason Stoffer, and David Wu are the managing members of Maveron General Partner V and share voting and investment power over the shares held by Maveron Equity Partners V, MEP Associates V, and Maveron V Entrepreneurs. The address for each person and entity listed above is c/o Maveron LLC, 411 1st Avenue South, Suite 600, Seattle, Washington 98104.

(2)

Based solely on Schedule 13G/A filed on August 6, 2026 by FMR LLC and Abigail P. Johnson. FMR LLC has the sole voting power with respect to 720,365 shares of Class A common stock and sole dispositive power with respect to 720,365 shares of Class A common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail

P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address for each person and entity listed above is 245 Summer Street, Boston, Massachusetts 02210.
(3)

Based solely on Schedule 13G filed on May 1, 2025 by Ghost Angel LLC, of which Adam Parker Draper is the managing member. Ghost Angel LLC has the sole voting and dispositive power with respect to 320,000 shares of Class A common stock held by Ghost Angel LLC. The address for each person and entity listed above is 55 East 3rd Avenue, San Mateo, California, 94401.

(4)

Based solely on information available to the Company as of April 13, 2026, the Company believes that the holder’s ownership consists of: (a) 640,548 shares of Class B common stock held by Joseph Z. Zwillinger and Elizabeth L. Zwillinger, as Trustees of the Twin Wolves Revocable Trust under Revocable Trust Agreement dated September 27, 2017, of which Mr. Zwillinger is co-trustee and shares voting and investment power over such shares, and (b) 50,808 shares of Class A common stock. This information differs from the Schedule 13G/A filed by the holder on February 12, 2024, and may not reflect the holder’s current holdings of the Company’s common stock.

(5)

Consists of (a) 666,546 shares of Class B common stock held by Timothy O. Brown and Lindsay T. Brown, as Trustees of the Grenadier Trust Under Revocable Trust Agreement Dated January 22, 2018, of which Mr. Brown is co-trustee and shares voting and investment power over such shares and (b) 44,608 and 31,251 shares of Class A and Class B common stock, respectively, issuable upon the exercise of stock options that were exercisable within 60 days of the Record Date.

(6)	Consists of (a) 255,937 shares of Class A common stock, and (b) 79,777 Class A restricted stock units that vest within 60 days of the Record Date.
(7)

Consists of (a) 43,458 shares of Class A common stock, (b) 55,000 shares of Class A common stock issuable upon the exercise of stock options that were exercisable within 60 days of the Record Date, and (c) 69,894 Class A restricted stock units that vest within 60 days of the Record Date.

(8)	Consists of (a) 7,454 shares of Class A common stock, and (b) 92,502 shares of Class B common stock.
(9)	Consists 10,416 Class A restricted stock units that vest within 60 days of the Record Date.
(10)	Consists of (a) 17,454 shares of Class A common stock and (b) 841,216 shares of Class B common stock held by Maveron Equity Partners V, MEP Associates V, and Maveron V Entrepreneurs.
(11)	Consists of 100 shares of Class A common stock.
(12)

Consists of (a) 324,403 shares of Class A common stock, (b) 99,608 shares of Class A common stock issuable upon the exercise of stock options that were exercisable within 60 days of the Record Date, (c) 160,087 Class A restricted stock units that vest within 60 days of the Record Date, (d) 1,600,264 shares of Class B common stock, and (e) 31,251 shares of Class B common stock issuable upon the exercise of stock options that were exercisable within 60 days of the Record Date.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of such securities with the SEC. Based on a review of these reports as filed electronically with the SEC together with written representations by our executive officers and directors, we believe that all of our executive officers, directors, and 10% owners timely complied with all Section 16(a) filing requirements for fiscal 2025, except for one Form 4 in November 2025 for Ms. Hughes related to the initial equity award to her in accordance with the Company’s Non-Employee Director Compensation Policy that was filed late due to an administrative process delay.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

In November 2021 in connection with our IPO, our Board of Directors adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration, and approval or ratification of “related persons transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant, or similar capacity by a related person are not covered by this policy. A related person is any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to be director of the Company, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity in which such person is an executive officer, partner, or principal or holds a similar control position or in which such person has a 5% or greater beneficial ownership interest.

Under the policy, in the event that the Company proposes to enter into, or materially amend, a related person transaction, management of the Company shall present such related person transaction to the Audit Committee for review, consideration, and approval or ratification. The presentation shall include, to the extent reasonably available, a description of (a) all of the parties thereto, (b) the interests, direct or indirect, of any related person in the transaction in sufficient detail so as to enable the Audit Committee to fully assess such interests, (c) a description of the purpose of the transaction, (d) all of the material facts of the proposed related person transaction, including the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved, (e) the benefits to the Company of the proposed related person transaction, (f) if applicable, the availability of other sources of comparable products or services, (g) an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to employees generally, and (h) management’s recommendation with respect to the proposed related person transaction. In the event the Audit Committee is asked to consider whether to ratify an ongoing related person transaction, in addition to the information identified above, the presentation shall include a description of the extent of work performed and remaining to be performed in connection with the transaction and an assessment of the potential risks and costs of termination of the transaction, and where appropriate, the possibility of modification of the transaction.

To identify related person transactions in advance, the Company relies on information supplied by its executive officers, directors, and certain significant stockholders. In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs, and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

In the event a director has a direct or indirect material interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. If, however, a proposed related person transaction arises in which all directors are deemed to have a direct or indirect material interest in the transaction, the interested directors may participate in the consideration and approval of the proposed related person transaction. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2024 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”

Consulting Agreement with former Chief Executive Officer

In connection with Mr. Zwillinger’s resignation as our Chief Executive Officer, in March 2024, we entered into a Transition Agreement with Mr. Zwillinger. Pursuant to the Transition Agreement, Mr. Zwillinger served as a non-employee advisor to the Company from May 20, 2024 (the “Transition Date”) through December 31, 2024. Mr. Zwillinger received cash payments in the gross amount of $187,500, less applicable withholdings, which was paid in seven equal monthly installments following the Transition Date. We also paid directly to the carrier the full amount of COBRA premiums for continued group health plan coverage for Mr. Zwillinger and his spouse and/or dependents through December 31, 2024. The equity awards held by Mr. Zwillinger immediately prior to the Transition Date that are subject to time-based vesting will continue to vest pursuant to their original award agreements so long as Mr. Zwillinger remains a “service provider” (as defined in the Company’s 2021 Equity Incentive Plan) to the Company as a member of the Board through the applicable vesting date. However, any equity awards held by Mr. Zwillinger immediately prior to the Transition Date that are subject (in whole or in part) to performance-based vesting will vest only if and to the extent the performance goals specified in the applicable award agreement are achieved prior to the date on which Mr. Zwillinger ceases to be a “service provider” (as defined in the Company’s 2021 Equity Incentive Plan) to the Company as a member of the Board, in addition to any time-based requirements. Mr. Zwillinger resigned from his role as a member of the Board effective May 18, 2026.

Employment of an Immediate Family Member

The son of Dick Boyce, a member of our Board of Directors, was previously employed by us from January 2018 to April 2026. He does not share a household with Mr. Boyce and is not one of our executive officers. In 2024 and 2025, his salary was between $200,000 and $250,000 and he earned bonuses between $20,000 and $30,000. He participated in compensation and incentive plans or arrangements on the same basis as similarly situated employees.

Investors’ Rights Agreement

We are a party to an amended and restated investors’ rights agreement with certain holders of our Class A common stock and Class B common stock, including (1) entities affiliated with Mr. Zwillinger, our co-founder and former member of our Board of Directors, and Mr. Brown, our co-founder and member of our Board of Directors and (2) entities affiliated with Maveron, a holder of greater than 5% of our Class B common stock and affiliate of Mr. Levitan, a member of our Board of Directors, that provided or provides such holders with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing subject to certain limitations. This agreement terminated upon the completion of our IPO, except with respect to registration rights. Each holder’s registration rights terminate upon the earliest to occur of (a) a deemed liquidation event as defined in our certificate of incorporation, (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three month period without registration (assuming the Company is in compliance with the current public information required under Rule 144(c)(1)), and (c) the fifth anniversary of the IPO.

INDEMNIFICATION

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by our Board. The Company has also entered into indemnity agreements with each of our directors and executive officers, which requires us to indemnify them.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to Secretary, 425 Page Mill Road, Suite 200, Palo Alto, CA 94306. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Nadia Carlsten
Nadia Carlsten
President, Chief Executive Officer and Secretary

August 10, 2026

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at ir.smartbird.ai. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Secretary, Smartbird, Inc., 425 Page Mill Road, Suite 200, Palo Alto, CA 94306.

VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 29, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BIRD2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 29, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02949-P56789     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SMARTBIRD, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominees:	☐	☐	☐
1. ELECTION OF CLASS II DIRECTORS
Nominees:
01) Daniel Kasun 02) Elizabeth Mora

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

2. APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN				☐	☐	☐

3.  APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), OF THE ISSUANCE OF SHARES OF OUR CLASS A COMMON STOCK REPRESENTING MORE THAN 19.99% UPON THE CONVERSION OF CERTAIN CONVERTIBLE NOTES

				☐	☐	☐

4. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM				☐	☐	☐

5.  APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING FROM TIME TO TIME, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT SHARES PRESENT VIRTUALLY OR REPRESENTED BY PROXY VOTING IN FAVOR OF THE PROPOSALS PRESENTED AT THE MEETING

				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,

executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership,

please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting:

The Proxy Statement and Form 10-K are available at www.proxyvote.com.

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T02950-P56789

SMARTBIRD, INC.

Annual Meeting of Stockholders

September 30, 2026, 12:00 p.m. Pacific Time

This proxy is solicited by the Board of Directors

The stockholder(s) acknowledge(s) receipt of the Notice of the 2026 Annual Meeting of Stockholders of Smartbird, Inc. and the Proxy Statement and hereby appoint(s) Nadia Carlsten and Ann Mitchell, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to act as attorneys and proxies to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), all of the shares of common stock of Smartbird, Inc. that the stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 12:00 p.m. Pacific Time on September 30, 2026 via a live audio-only webcast at www.virtualshareholdermeeting.com/BIRD2026, and any adjournments, continuations, or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations, or postponements thereof.

Continued and to be signed on reverse side